                                                                   EXHIBIT 10.24

                                                                  EXECUTION COPY



================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT


                                   dated as of


                                November 25, 2002


                                      among

                           DECKERS OUTDOOR CORPORATION
                                       and
                               UGG HOLDINGS, INC.,
                                  as Borrowers,
                                       and


                          COMERICA BANK -- CALIFORNIA,
                                     as Bank

                                   $27,000,000

================================================================================

                                TABLE OF CONTENTS

                                                                                                                  Page(s)
                                                                                                                  -------
ARTICLE I DEFINITIONS AND INTERPRETATIONS........................................................................     1
         1.1      Definitions....................................................................................     1
                  "Account" and "Account Debtor".................................................................     1
                  "Acquisition"..................................................................................     1
                  "Affiliate"....................................................................................     1
                  "Agreement"....................................................................................     1
                  "Annual Fee"...................................................................................     2
                  "Applicable A/R Advance Rate"..................................................................     2
                  "Applicable Base Lending Rate Margin"..........................................................     2
                  "Applicable LIBOR Lending Rate Margin".........................................................     3
                  "Applicable Percentage"........................................................................     4
                  "Asset" .......................................................................................     4
                  "Asset Sale"...................................................................................     4
                  "Audit Fee"....................................................................................     4
                  "Bankruptcy Code"..............................................................................     5
                  "Base Lending Rate"............................................................................     5
                  "Base Lending Rate Portion"....................................................................     5
                  "Base LIBOR"...................................................................................     5
                  "Base Rate"....................................................................................     5
                  "Borrowing"....................................................................................     5
                  "Borrowing Base"...............................................................................     5
                  "Borrowing Base Certificate"...................................................................     6
                  "Business Day".................................................................................     6
                  "Capital Expenditures".........................................................................     6
                  "Capital Lease"................................................................................     6
                  "Capital Lease Obligations"....................................................................     6
                  "Capital Stock"................................................................................     6
                  "Cash Flow Coverage Ratio".....................................................................     6
                  "Change of Control"............................................................................     7
                  "Closing Date".................................................................................     7
                  "Closing Fee"..................................................................................     7
                  "Collateral Access Agreement"..................................................................     7
                  "Collateral Assignment of Purchase Documents"..................................................     7
                  "Compliance Certificate".......................................................................     7
                  "Consolidated EBITDA"..........................................................................     7
                  "Consolidated Effective Tangible Net Worth"....................................................     8
                  "Consolidated Interest Expense"................................................................     8
                  "Consolidated Net Profit" and "Consolidated Net Loss"..........................................     8
                  "Consolidated Pretax Profit"...................................................................     8
                  "Consolidated Total Liabilities to Consolidated EBITDA Ratio"..................................     8
                  "Copyright Security Agreements"................................................................     8

                  "Currency Obligation"..........................................................................     8
                  "Current Liabilities"..........................................................................     9
                  "Debt" ........................................................................................     9
                  "Dilution".....................................................................................     9
                  "Distributions"................................................................................     9
                  "Dollars" or "$"...............................................................................     9
                  "Eligible Accounts"............................................................................    10
                  "Eligible Assignee"............................................................................    12
                  "Eligible Inventory"...........................................................................    12
                  "ERISA" .......................................................................................    12
                  "ERISA Event"..................................................................................    13
                  "ERISA Group"..................................................................................    13
                  "Event of Default".............................................................................    13
                  "Excluded Subsidiaries"........................................................................    13
                  "Expenses".....................................................................................    13
                  "Fees" ........................................................................................    14
                  "Financial Statement(s)".......................................................................    14
                  "Foreign Exchange Agreement"...................................................................    14
                  "Foreign Exchange Reserve".....................................................................    14
                  "Foreign Exchange Sublimit"....................................................................    14
                  "GAAP" ........................................................................................    14
                  "Governing Documents"..........................................................................    15
                  "Governmental Authority".......................................................................    15
                  "Guaranties" and "Guaranty"....................................................................    15
                  "Guarantor(s)".................................................................................    15
                  "Hazardous Materials"..........................................................................    15
                  "Holbrook".....................................................................................    15
                  "Indemnified Person(s)"........................................................................    16
                  "Insolvency Proceeding"........................................................................    16
                  "Intangible Assets"............................................................................    16
                  "Interest Payment Date"........................................................................    16
                  "Interest Period"..............................................................................    16
                  "Internal Revenue Code"........................................................................    17
                  "Inventory"....................................................................................    17
                  "Inventory Sublimit"...........................................................................    17
                  "Inventory Sublimit Increase Period"...........................................................    17
                  "ISP" .........................................................................................    17
                  "Knowledge"....................................................................................    17
                  "Late Payment Fee".............................................................................    17
                  "Lending Office"...............................................................................    17
                  "Letter(s) of Credit"..........................................................................    17
                  "Letter of Credit Application".................................................................    18
                  "Letter of Credit Fee".........................................................................    18
                  "Letter of Credit Sublimit"....................................................................    18

                  "Letter of Credit Usage".......................................................................    18
                  "LIBOR" .......................................................................................    18
                  "LIBOR Business Day"...........................................................................    18
                  "LIBOR Lending Rate"...........................................................................    18
                  "LIBOR Lending Rate Portion"...................................................................    18
                  "LIBOR Reserve Percentage".....................................................................    19
                  "Lien" ........................................................................................    19
                  "Loan Document(s)".............................................................................    19
                  "Loans" .......................................................................................    20
                  "Material Adverse Effect"......................................................................    20
                  "Multiemployer Plan"...........................................................................    20
                  "Net Cash Proceeds"............................................................................    20
                  "Note Purchase Agreement"......................................................................    20
                  "Notes" .......................................................................................    21
                  "Notice of Borrowing"..........................................................................    21
                  "Notice of Conversion or Continuation".........................................................    21
                  "Obligations"..................................................................................    21
                  "Overadvance"..................................................................................    21
                  "Overadvance Limit"............................................................................    21
                  "Overadvance Period"...........................................................................    21
                  "Participant"..................................................................................    21
                  "Patent and Trademark Security Agreements".....................................................    22
                  "PBGC" ........................................................................................    22
                  "Peninsula"....................................................................................    22
                  "Permitted Debt"...............................................................................    22
                  "Permitted Investments"........................................................................    22
                  "Permitted Liens"..............................................................................    23
                  "Person" ......................................................................................    23
                  "Plan" ........................................................................................    23
                  "Prior Agreement"..............................................................................    23
                  "Purchase Agreement"...........................................................................    23
                  "Purchase Documents"...........................................................................    24
                  "Purchase Money Lien"..........................................................................    24
                  "Quick Ratio"..................................................................................    24
                  "Regulation D".................................................................................    24
                  "Reimbursement Obligations"....................................................................    24
                  "Reportable Event".............................................................................    24
                  "Responsible Officer"..........................................................................    24
                  "Restricted Payment"...........................................................................    24
                  "Retiree Health Plan"..........................................................................    25
                  "Revolving Credit Commitment"..................................................................    25
                  "Revolving Loans"..............................................................................    25
                  "Revolving Loans Maturity Date"................................................................    25
                  "Revolving Loans Note".........................................................................    25

                  "SEC" .........................................................................................    25
                  "Security Agreement (Borrowers)"...............................................................    25
                  "Security Agreement (Subsidiary)"..............................................................    25
                  "Sellers"......................................................................................    25
                  "Senior Debt to Consolidated EBITDA Ratio".....................................................    25
                  "Shareholder"..................................................................................    26
                  "Solvent"......................................................................................    26
                  "Stock Pledge Agreements"......................................................................    26
                  "Subordinate Debt".............................................................................    26
                  "Subordination Agreement (Peninsula)"..........................................................    26
                  "Subordination Agreement (Seller)".............................................................    26
                  "Subordination Agreements".....................................................................    27
                  "Subsidiary"...................................................................................    27
                  "Swaps" .......................................................................................    27
                  "Taxes" .......................................................................................    27
                  "Term Loan"....................................................................................    27
                  "Term Loan Maturity Date"......................................................................    27
                  "Term Loan Note"...............................................................................    27
                  "Teva License Agreement".......................................................................    28
                  "Thatcher".....................................................................................    28
                  "UCC" .........................................................................................    28
                  "Uniform Customs"..............................................................................    28
                  "Unmatured Event of Default"...................................................................    28
                  "Yeti Action"..................................................................................    28
                  "Yeti Claim"...................................................................................    28
         1.2      Accounting Terms and Determinations............................................................    28
         1.3      Computation of Time Periods....................................................................    28
         1.4      Construction...................................................................................    29
         1.5      Exhibits and Schedules.........................................................................    29
         1.6      No Presumption Against Any Party...............................................................    29
         1.7      Independence of Provisions.....................................................................    29

ARTICLE II TERMS OF THE CREDIT...................................................................................    30
         2.1      Revolving Loans................................................................................    30
         2.2      Foreign Exchange Forward Contracts.............................................................    30
         2.3      Term Loan......................................................................................    31
         2.4      Interest Rates; Payments of Interest...........................................................    32
         2.5      Notice of Borrowing Requirements...............................................................    33
         2.6      Conversion or Continuation Requirements........................................................    34
         2.7      Additional Costs...............................................................................    35
         2.8      Illegality; Impossibility......................................................................    36
         2.9      Disaster.......................................................................................    36
         2.10     Increased Risk-Based Capital Cost..............................................................    36
         2.11     Notes; Statements of Obligations...............................................................    37

         2.12     Holidays.......................................................................................    37
         2.13     Time and Place of Payments.....................................................................    38
         2.14     Mandatory Principal Reductions.................................................................    38
         2.15     Fees...........................................................................................    38

ARTICLE III LETTERS OF CREDIT....................................................................................    39
         3.1      Letters of Credit..............................................................................    39
         3.2      Procedure for Issuance of Letters of Credit....................................................    40
         3.3      Fees, Commissions and Other Charges............................................................    40
         3.4      Reimbursement Obligations......................................................................    40
         3.5      Obligations Absolute...........................................................................    41
         3.6      Letter of Credit Payments......................................................................    41
         3.7      Outstanding Letters of Credit Following Event of Default.......................................    42
         3.8      Letter of Credit Applications..................................................................    42

ARTICLE IV CONDITIONS PRECEDENT..................................................................................    42
         4.1      Conditions to Initial Loans or Letter(s) of Credit.............................................    42
         4.2      Conditions to all Loans and Letters of Credit..................................................    45

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................    45
         5.1      Legal Status...................................................................................    45
         5.2      No Violation; Compliance.......................................................................    46
         5.3      Authorization; Enforceability..................................................................    46
         5.4      Approvals; Consents............................................................................    47
         5.5      Liens..........................................................................................    47
         5.6      Debt...........................................................................................    47
         5.7      Litigation.....................................................................................    47
         5.8      No Default.....................................................................................    47
         5.9      Subsidiaries...................................................................................    47
         5.10     Taxes..........................................................................................    48
         5.11     Correctness of Financial Statements............................................................    48
         5.12     ERISA..........................................................................................    48
         5.13     Other Obligations..............................................................................    48
         5.14     Public Utility Holding Company Act.............................................................    49
         5.15     Investment Company Act.........................................................................    49
         5.16     Patents, Trademarks, Copyrights, and Intellectual Property, etc................................    49
         5.17     Environmental Condition........................................................................    49
         5.18     Solvency.......................................................................................    50
         5.19     Eligible Accounts..............................................................................    50
         5.20     Eligible Inventory.............................................................................    51
         5.21     Acquisition....................................................................................    51

ARTICLE VI AFFIRMATIVE COVENANTS.................................................................................    51
         6.1      Punctual Payments..............................................................................    51
         6.2      Books and Records; Collateral Audits...........................................................    51

         6.3      Collateral Reporting and Financial Statements..................................................    52
         6.4      Existence; Preservation of Licenses; Compliance with Law.......................................    53
         6.5      Insurance......................................................................................    53
         6.6      Assets.........................................................................................    54
         6.7      Taxes and Other Liabilities....................................................................    54
         6.8      Notice to Bank.................................................................................    55
         6.9      Employee Benefits..............................................................................    55
         6.10     Further Assurances.............................................................................    56
         6.11     Bank Accounts..................................................................................    56
         6.12     Environment....................................................................................    56
         6.13     Additional Collateral..........................................................................    57
         6.14     Guarantors.....................................................................................    57
         6.15     Returns........................................................................................    58

ARTICLE VII NEGATIVE COVENANTS...................................................................................    58
         7.1      Use of Funds; Margin Regulation................................................................    58
         7.2      Debt...........................................................................................    58
         7.3      Liens..........................................................................................    58
         7.4      Merger, Consolidation, Transfer of Assets......................................................    59
         7.5      Leases.........................................................................................    59
         7.6      Sales and Leasebacks...........................................................................    59
         7.7      Asset Sales....................................................................................    59
         7.8      Investments....................................................................................    60
         7.9      Character of Business..........................................................................    60
         7.10     Distributions..................................................................................    61
         7.11     Guaranty.......................................................................................    61
         7.12     Capital Expenditures...........................................................................    61
         7.13     Transactions with Affiliates...................................................................    61
         7.14     Stock Issuance.................................................................................    62
         7.15     Financial Condition............................................................................    62
         7.16     Transactions Under ERISA.......................................................................    63

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES......................................................................    64
         8.1      Events of Default..............................................................................    64
         8.2      Remedies.......................................................................................    67
         8.3      Setoff.........................................................................................    67
         8.4      Appointment of Receiver or Trustee.............................................................    67
         8.5      Remedies Cumulative............................................................................    67

ARTICLE IX TAXES ................................................................................................    68
         9.1      Taxes on Payments..............................................................................    68
         9.2      Indemnification For Taxes......................................................................    68
         9.3      Evidence of Payment............................................................................    68

ARTICLE X MISCELLANEOUS..........................................................................................    69
         10.1     Notices........................................................................................    69
         10.2     No Waivers.....................................................................................    69
         10.3     Expenses; Documentary Taxes; Indemnification...................................................    69
         10.4     Amendments and Waivers.........................................................................    70
         10.5     Successors and Assigns; Participations; Disclosure.............................................    71
         10.6     Confidentiality................................................................................    72
         10.7     Counterparts; Effectiveness; Integration.......................................................    72
         10.8     Severability...................................................................................    72
         10.9     Knowledge......................................................................................    72
         10.10    Additional Waivers.............................................................................    73
         10.11    Destruction Of Borrowers' Documents............................................................    73
         10.12    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.....................................................    73
         10.13    Amended and Restated Agreement.................................................................    74

ARTICLE XI JOINT AND SEVERAL LIABILITY; SINGLE LOAN ACCOUNT......................................................    74
         11.1     Joint and Several Liability....................................................................    74
         11.2     Primary Obligation; Waiver of Marshalling......................................................    75
         11.3     Financial Condition of Borrowers...............................................................    75
         11.4     Continuing Liability...........................................................................    75
         11.5     Additional Waivers.............................................................................    75
         11.6     Settlement or Releases.........................................................................    78
         11.7     No Election....................................................................................    78
         11.8     Indefeasible Payment...........................................................................    79
         11.9     Single Loan Account............................................................................    79
         11.10    Apportionment of Proceeds of Loans.............................................................    79
         11.11    Bank Held Harmless.............................................................................    79
         11.12    Borrowers' Integrated Operations...............................................................    80

                             EXHIBITS AND SCHEDULES

Exhibit 1.1B   - Form of Borrowing Base Certificate

Exhibit 1.1L-1 - Form of Commercial Letter of Credit Application and Agreement

Exhibit 1.1L-2 - Form of Standby Letter of Credit Application and Agreement

Exhibit 2.5(b) - Form of Notice of Borrowing

Exhibit 2.6(b) - Form of Notice of Conversion or Continuation

Exhibit 4.1(b) - Form of Opinions of Borrowers' Counsel

Exhibit 6.3(d) - Form of Compliance Certificate

Schedule 1.1E  - Locations of Eligible Inventory

Schedule 5.6   - Permitted Debt

Schedule 5.7   - Litigation

Schedule 5.9   - Subsidiaries

Schedule 5.12  - Employee Benefit Plans

Schedule 7.5   - Leases

                      AMENDED AND RESTATED CREDIT AGREEMENT

            This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 25, 2002, is entered into among Deckers Outdoor Corporation, a Delaware corporation ("Parent"), and UGG HOLDINGS, INC., California corporation ("UGG") (collectively sometimes referred to herein as "Borrowers" and individually as a "Borrower"), on the one hand, and Comerica Bank -- California, a California banking corporation ("Bank"), on the other hand.

            The parties hereto previously entered into that certain Revolving Credit Agreement, dated as of February 21, 2002 (the "Prior Agreement").

            The parties hereto desire to amend and restate the Prior Agreement in its entirety in accordance with the terms and conditions of this Agreement.

            NOW THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

            1.1 Definitions.

The following terms, as used herein, shall have the following meanings:

            "Account" and "Account Debtor"

have the meanings given to such terms in the Security Agreement.

            "Acquisition"

means the purchase and sale transactions contemplated by the Purchase Agreement respecting the assets relating to or used in commerce in connection with the Teva(R) brand.

            "Affiliate"

means any Person (i) that, directly or indirectly, controls, is controlled by or is under common control with any Borrower or any Subsidiary; (ii) which to the Knowledge of Parent, directly or indirectly beneficially owns or controls ten percent (10%) or more of any class of voting stock of any Borrower or any Subsidiary; or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by any Borrower or any Subsidiary. For purposes of the foregoing, control (including controlled by and under common control with) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement"
means this Amended and Restated Credit Agreement, as amended or restated from time to time in accordance with its terms.

            "Annual Fee"

has the meaning given to such term in Section 2.15(b).

            "Applicable A/R Advance Rate"

means the percentage set forth in the table below opposite the applicable
Dilution:

Dilution                                                  Applicable A/R Advance Rate
--------                                                  ---------------------------
Equal to or less than 5%                                              80%
Greater than 5% but less than or equal to 10%                         75%
Greater than 10% but less than or equal to 15%                        70%
Greater than 15% but less than or equal to 20%(1)                     65%(2)

            "Applicable Base Lending Rate Margin"

means the margin set forth below opposite the applicable Consolidated Total Liabilities to Consolidated EBITDA Ratio disclosed in the latest Compliance Certificate delivered pursuant to Section 6.3(c), subject to Section 2.4(d); provided that until Bank's receipt of Borrowers' audited Financial Statements for the fiscal year ending December 31, 2002, the margin will be as set forth opposite Pricing Level V:

----------

(1) For every 5% increase in Dilution over 20%, the Applicable A/R Advance Rate shall decrease by an additional 5%.

(2) For every 5% increase in Dilution over 20%, the Applicable A/R Advance Rate shall decrease by an additional 5%.

                  Consolidated Total        Applicable Base
                   Liabilities to             Lending Rate        Applicable Base
   Pricing          Consolidated             Margin For All     Lending Rate Margin
    Level           EBITDA Ratio             Revolving Loans     For the Term Loan
  ---------     -----------------------    ------------------   -------------------
      I         Less than 1.00:1.0           0 basis points      250 basis points

      II        Greater than 1.00:1.0        0 basis points      250 basis points
                but less than 1.50:1.0

     III        Greater than or equal        0 basis point       250 basis points
                to 1.50:1.0 but less
                than 2.00:1.0

      IV        Greater than or equal        0 basis points      250 basis points
                to 2.00:1.0 but less
                than 2.50:1.0

      V         Greater than or equal        0 basis points      250 basis points
                to 2.50:1.0

            "Applicable LIBOR Lending Rate Margin"

means the margin set forth below opposite the applicable Consolidated Total Liabilities to Consolidated EBITDA Ratio disclosed in the latest Compliance Certificate delivered pursuant to Section 6.3(c), subject to Section 2.4(d); provided that until Bank's receipt of Borrowers' audited Financial Statements for the fiscal year ending December 31, 2002, the margin will be as set forth opposite Pricing Level V:

                   Consolidated Total         Applicable LIBOR
                     Liabilities to             Lending Rate        Applicable LIBOR
    Pricing           Consolidated             Margin For All      Lending Rate Margin
     Level            EBITDA Ratio             Revolving Loans      For the Term Loan
   --------    ------------------------     --------------------   -------------------
       I       Less than 1.00:1.0             100 basis points      400 basis points

       II      Greater than 1.00:1.0          125 basis points      400 basis points
               but less than 1.50:1.0

      III      Greater than or equal          150 basis points      400 basis points
               to 1.50:1.0 but less
               than 2.00:1.0

       IV      Greater than or equal          200 basis points      400 basis points
               to 2.00:1.0 but less
               than 2.50:1.0

       V       Greater than or equal          250 basis points      400 basis points
               to 2.50:1.0

            "Applicable Percentage"

means the percentage set forth below opposite the applicable Consolidated Total Liabilities to Consolidated EBITDA Ratio disclosed in the latest Compliance Certificate delivered pursuant to Section 6.3(c), subject to Section 2.4(d); provided that until Bank's receipt of Borrowers' audited Financial Statements for the fiscal year ending December 31, 2002, the margin will be as set forth opposite Pricing Level V:

                       Consolidated Total
                        Liabilities to
   Pricing               Consolidated            Applicable
    Level                EBITDA Ratio            Percentage
  --------          ------------------------    ------------
      I             Less than 1.00:1.0             1.00%

     II             Greater than 1.00:1.0          1.25%
                    but less than 1.50:1.0

     III            Greater than or equal to       1.50%
                    1.50:1.0 but less than
                    2.00:1.0

     IV             Greater than or equal to       1.75%
                    2.00:1.0 but less than
                    2.50:1.0

      V             Greater than or equal to       1.75%
                    2.50:1.0

            "Asset"

means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

            "Asset Sale"

means any sale, transfer or other disposition of any Borrower's or any Subsidiary's (other than an Excluded Subsidiary) businesses or Asset(s) now owned or hereafter acquired, including shares of stock and indebtedness of any Subsidiary (other than an Excluded Subsidiary), receivables and leasehold interests.

            "Audit Fee"
has the meaning given to such term in Section 6.2.

            "Bankruptcy Code"

means The Bankruptcy Reform Act of 1978 (Pub. L. No. 95-598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

            "Base Lending Rate"

means the variable per annum rate equal to the Base Rate plus the Applicable Base Lending Rate Margin.

            "Base Lending Rate Portion"

means any portion of any Loan designated by a Borrower as bearing interest at the Base Lending Rate pursuant to Section 2.5 or 2.6.

            "Base LIBOR"

applicable to any Interest Period for a LIBOR Lending Rate Portion means the offered rate per annum (rounded upward to the nearest one-hundredth of one percent (.01%)), if any, to first-class banks in the LIBOR market quoted by Bank at 11:00 a.m. Pacific time, two (2) LIBOR Business Days prior to the first day of such Interest Period for Dollar deposits of an amount comparable to the principal amount of the LIBOR Lending Rate Portion for which the LIBOR Lending Portion is being determined with maturities comparable to the Interest Period for which such LIBOR Lending Rate will apply.

            "Base Rate"

means the variable rate of interest announced by Bank at its corporate headquarters as its base rate and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. The Base Rate is determined by Bank from time to time as a means of pricing credit extensions to some customers and is neither directly tied to some external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time for any particular class of customers or credit extensions.

            "Borrowing"

means a borrowing of Revolving Loans from Bank pursuant to the terms and conditions hereof.

            "Borrowing Base"

means, as of the date of determination, the lesser of (a) the Revolving Credit Commitment or (b) (i) the Eligible Accounts times the Applicable A/R Advance Rate, plus (ii) the lesser of (x) 50% of the Eligible Inventory, (y) the Inventory Sublimit, or (z) the aggregate Dollar amount of outstanding

Borrowings against Eligible Accounts (provided, that this clause (z) shall not apply during any Inventory Sublimit Increase Period); less the amount of outstanding Obligations (other than Obligations in respect of the Term Loan) and less the Foreign Exchange Reserve; provided, however, Bank may reduce the advance rates or create additional reserves against the Eligible Accounts and/or the Eligible Inventory, in its sole and absolute discretion, without declaring an Event of Default if it reasonably determines that there has occurred a Material Adverse Effect.

            "Borrowing Base Certificate"

means a certificate from a Responsible Officer of Parent certifying the Borrowing Base, in the form of Exhibit 1.1B.

            "Business Day"

means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Los Angeles, California are authorized or required by law or executive order or decree to close.

            "Capital Expenditures"

means expenditures made in cash, or financed with long term debt, by any Person for the acquisition of any fixed Assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than one (1) year, including the direct or indirect acquisition of such Assets by way of increased product or service charges, offset items, or otherwise, and the principal portion of payments with respect to Capital Lease Obligations, calculated in accordance with GAAP.

            "Capital Lease"

means any lease of an Asset by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as an Asset and corresponding liability on the balance sheet of that Person.

            "Capital Lease Obligations"

of a Person means the amount of the obligations of such Person under all Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

            "Capital Stock"

means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Flow Coverage Ratio"

means, for the rolling four (4) fiscal quarter period of Parent ending on the date of determination, the ratio of: (i) the sum of (1) Consolidated Net Profit for such period, plus (2) depreciation and amortization expense for such period, minus (3) any Restricted Payments made during such period, subject to Section 7.10, plus (or minus) (4) the increase (or decrease) in the deferred tax liability for such period, (5) minus (plus) the increase (decrease) in deferred tax assets for such period, minus (6) any unfinanced Capital Expenditures made during such period, plus (7) litigation expenses recorded during such period related to the Yeti Action, plus (8) royalty expense recorded pursuant to the TEVA License Agreement and paid during such period, plus (9) the non-cash Consolidated Interest Expense recorded during such period, plus (10) transaction fees and expenses paid during such period related to the Acquisition, this Agreement and the financing agreements with Peninsula, to (ii) the current portion of Borrowers' consolidated long term Debt plus the current portion of Borrowers' consolidated Capital Lease Obligations, in each case as of the date of determination.

            "Change of Control"

means the time at which Douglas B. Otto fails to be the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Parent equal to at least twenty-five percent (25%).

            "Closing Date"

means the date when all of the conditions set forth in Section 4.1 have been fulfilled to the reasonable satisfaction of Bank and its counsel.

            "Closing Fee"

has the meaning given to such term in Section 2.15(a).

            "Collateral Access Agreement"

has the meaning given to such term in the Security Agreement.

            "Collateral Assignment of Purchase Documents"

means that certain Collateral Assignment of Purchase Documents, dated as of even date herewith, between Parent and Bank.

            "Compliance Certificate"

means a certificate of compliance to be delivered quarterly in accordance with
Section 6.3(c), substantially in the form of Exhibit 6.3(c).

            "Consolidated EBITDA"

means, with respect to any period, the sum of (without duplication) (i) Consolidated Net Profit for such period (excluding extraordinary gains and losses); (ii) Consolidated Interest Expense during such period; (iii) consolidated federal and state income tax expense; and (iv) Borrowers' and the

Subsidiaries' consolidated depreciation and amortization during such period; in each case calculated in accordance with GAAP.

            "Consolidated Effective Tangible Net Worth"

means, as of any date of determination, the result of (a) Borrowers' and Subsidiaries consolidated total stockholder's equity, minus (b) the sum of (i) all Intangible Assets of Borrowers and Subsidiaries, and (ii) all amounts due to Borrowers from Affiliates (other than Subsidiaries).

            "Consolidated Interest Expense"

means, with respect to any period, the interest expense for such period calculated in accordance with GAAP on the aggregate amount of Borrowers' and the Subsidiaries' consolidated Debt, including the interest portion of Borrowers' and the Subsidiaries' consolidated Capital Lease Obligations.

            "Consolidated Net Profit" and "Consolidated Net Loss"

mean, respectively, with respect to any period, the consolidated net profit, or loss, as applicable, of Borrowers and the Subsidiaries after all federal, state and local income taxes reflected on Borrowers' Financial Statement for such period, calculated in accordance with GAAP, plus any write-off of goodwill pursuant to FASB 142.

            "Consolidated Pretax Profit"

means the consolidated annual profit of Borrowers and the Subsidiaries before all federal, state and local income taxes reflected on Borrowers' Financial Statement for such period, calculated in accordance with GAAP, plus any write-off of goodwill pursuant to FASB 142.

            "Consolidated Total Liabilities to Consolidated EBITDA Ratio"

means the ratio of (i) Borrowers' and Subsidiaries consolidated total liabilities as of the date of determination, calculated in accordance with GAAP; to (ii) Consolidated EBITDA for the rolling four fiscal quarter period ending on the date of determination; provided, however, solely for purposes of this definition, Consolidated EBITDA shall exclude litigation expenses related to the Yeti Action, royalty payments recorded pursuant to the TEVA License Agreement and recorded during the fiscal year ending December 31, 2002, and any write-off of goodwill pursuant to FASB 142 during the fiscal year ending December 31, 2002.

            "Copyright Security Agreements"

means, collectively, (i) that certain Copyright Security Agreement, dated as of even date herewith, between Borrowers and Bank, and (ii) any Copyright Security Agreement or like agreement hereafter entered into by any Borrower or any Subsidiary, on the one hand, and Bank, on the other hand, pursuant to Section 6.13(a).

            "Currency Obligation"
has the meaning given to such term in the Foreign Exchange Agreement.

            "Current Liabilities"

means, as of the date of determination, Borrowers' and Subsidiaries consolidated liabilities coming due within one year (including all amounts due to any Borrower's or Subsidiary's shareholders, officers and Affiliates), calculated in accordance with GAAP.

"Debt" means, as of the date of determination, the sum, but without duplication, of any and all of a Person's: (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Person (directly or indirectly) for or in respect of money borrowed; (ii) Capital Lease Obligations; (iii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iv) obligations for the deferred purchase price of property or services (including trade obligations except accounts payable to trade creditors for goods or services which are not aged more than 90 days from the billing date and current operating liabilities (other than for borrowed money) which are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith in appropriate proceedings (if applicable)); (v) current liabilities in respect of unfunded vested benefits under any Plan; (vi) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) obligations under all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other voluntary contingent obligations to purchase, to provide funds for payment, or supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (ix) obligations secured by any Lien on any Asset of such Person, whether or not such obligations have been assumed; and (x) Swaps.

            "Dilution"

means, as of any date of determination, a percentage, based upon the experience of the immediately prior 365 days, as determined by Bank based upon Bank's most recent audit of the Accounts, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's collections with respect to the Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a). On the Closing date, Dilution is in excess of 5% but less than 10%.

            "Distributions"

means dividends or distributions of earnings made by a Person to its shareholders, partners or members, as the case may be.

            "Dollars" or "$"

means lawful currency of the United States of America.

            "Eligible Accounts"

means those Accounts created by any Borrower in the ordinary course of business, that arise out of such Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrowers to Bank in this Agreement and the Loan Documents, and that are and at all times continue to be acceptable to Bank in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable credit judgment. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to any Borrower. Eligible Accounts shall not include the following:

                (i) Accounts that the Account Debtor has failed to pay within 90 days of invoice date; provided that (x) Accounts for Teva(R) with selling terms up to 120 days from invoice date shall not be deemed ineligible under this clause (i) if the invoice is created from November 1 through January 31 of each year, provided, that any such Accounts shall no longer be eligible if they are past due one day; and (y) Accounts pre-approved in writing by Bank, in its sole discretion, in the aggregate amount not exceeding $5,000,000 owing to UGG with selling terms up to 120 days from invoice date shall not be deemed ineligible under this clause (i) if the invoice is paid within 150 days from invoice date;

                (ii) Accounts owed by an Account Debtor or its Affiliates where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (i) above;

                (iii) Accounts with respect to which the Account Debtor is an officer, director, shareholder, employee, Affiliate, or agent of any Borrower;

                (iv) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                (v) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Bank (as to form, substance, and issuer or domestic confirming bank) that must be directly drawn upon Bank, or
(z) the Account is covered by credit insurance in form and amount, and by an insurer, reasonably satisfactory to Bank;

                (vi) Accounts with respect to which the Account Debtor is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Bank, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the

United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Bank's reasonable satisfaction),

                (vii) Accounts with respect to which the Account Debtor is a creditor of any Borrower, and either has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such setoff, dispute or claim;

                (viii) Accounts with respect to an Account Debtor whose total obligations owing to any Borrower exceed 20% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                (ix) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, or whose credit standing is reasonably unacceptable to Bank and Bank has so notified Borrower;

                (x) Accounts the collection of which Bank, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                (xi) Accounts which are in default or collection;

                (xii) Accounts on C.O.D. terms;

                (xiii) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                (xiv) Accounts that are not subject to a valid and perfected first priority Lien in favor of Bank;

                (xv) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

                (xvi) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

            "Eligible Assignee"

means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Affiliate of Bank, and (c) if an Event of Default exists, any Person reasonably acceptable to Bank.

            "Eligible Inventory"

means Inventory consisting of shoes, footwear and apparel finished goods held for sale in the ordinary course of any Borrower's business located at one of any Borrower's business locations set forth on Schedule 1.1E (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrower in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Bank in Bank's reasonable credit judgment to address the results of any audit or appraisal performed by Bank from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                (i) a Borrower does not have good, valid, and marketable title thereto,

                (ii) it is not located at one of the locations in the United States set forth on Schedule 1.1E or in transit from one such location to another such location,

                (iii) it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                (iv) it is not subject to a valid and perfected first priority Lien in favor of Bank,

                (v) it consists of goods returned or rejected by the applicable Borrower's customers, or

                (vi) it consists of goods that are (x) obsolete or not in the following season's line and more than six (6) months old, (y) restrictive or custom items, work-in-process, or raw materials, or (z) goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

            "ERISA"

means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and any and all regulations thereunder.

            "ERISA Event"

means (a) a Reportable Event with respect to a Plan or Multiemployer Plan, (b) the withdrawal of a member of the ERISA Group from a Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA),
(c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, of (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of a member of the ERISA Group from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the Internal Revenue Code by a member of the ERISA Group.

            "ERISA Group"

means Borrowers and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with Borrowers are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Event of Default"

has the meaning set forth in Section 8.1.

            "Excluded Subsidiaries"

means all Subsidiaries of Borrowers that: (i) are not organized under the laws of any state or any territory of the United States of America, or (ii) are not wholly owned by any Borrower or any Subsidiary.

            "Expenses"

means (i) all out-of-pocket expenses of Bank paid or incurred in connection with their due diligence and investigation of Borrower, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the Loan Documents, and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all out-of-pocket expenses of Bank, including attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement or any Loan Document, or the termination hereof and thereof; (iii) all costs or expenses paid or advanced by Bank which are required to be paid by Borrowers under this Agreement or the Loan Documents, including taxes and insurance premiums of every nature and kind of Bank; and
(iv) if an Event of Default occurs, all expenses paid or incurred by Bank, including attorneys' fees and expenses (including attorneys' fees incurred pursuant to to proceedings arising under the Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, or in connection with any refinancing or restructuring of the Obligations and the liabilities of Borrowers under this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith in the nature of a workout.

            "Fees"

means the Annual Fee, the Closing Fee, the Late Payment Fee, the Letter of Credit Fees and the Audit Fees.

            "Financial Statement(s)"

means, with respect to any accounting period of any Person, statements of income and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments in the case of monthly Financial Statements. Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.

            "Foreign Exchange Agreement"

means that certain Foreign Currency Exchange Master Agreement, dated as of January 11, 2002, between Parent and Bank, together with all other Bank's standard agreements, instruments and documents executed by a Borrower in connection therewith.

            "Foreign Exchange Reserve"

means an amount equal to ten percent (10%) of the Dollar equivalent of all of Borrower's outstanding Currency Obligations.

            "Foreign Exchange Sublimit"

means Ten Million Dollars ($10,000,000).

            "GAAP"

means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Agreement. If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of Borrower and the Subsidiaries shall be the same after such changes as if such changes had not been made.

            "Governing Documents"

means the certificate or articles or certificate of incorporation, by-laws, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person.

            "Governmental Authority"

means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranties" and "Guaranty"

means, individually or collectively as the context requires, each certain Continuing Guaranty executed by a Guarantor in favor of Bank.

            "Guarantor(s)"

means, individually or collectively as the context requires, all Subsidiaries (other than Excluded Subsidiaries), and every other Person who hereafter executes a Guaranty in favor of Bank with respect to the Obligations. On the Closing Date there are no Guarantors.

            "Hazardous Materials"

means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as hazardous substances, hazardous materials, hazardous wastes, toxic substances, or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or EP toxicity or are otherwise regulated for the protection of persons, property or the environment; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

            "Holbrook"

means Holbrook LTD, a Honk Kong corporation and a wholly-owned subsidiary of Parent.

            "Indemnified Person(s)"

has the meaning given to such term in Section 10.3(c).

            "Insolvency Proceeding"

means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

            "Intangible Assets"

means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Interest Payment Date"

means:

                (i) with respect to each Base Lending Rate Portion, the last day of each and every month commencing the first such day after the making of such Loan, and the Revolving Loans Maturity Date; and

                (ii) with respect to each LIBOR Lending Rate Portion, the earlier of: (1) the last day of the Interest Period with respect thereto, or (2) if the Interest Period has a duration of more than one month, every LIBOR Business Day that occurs during such Interest Period every one month from the first day of such Interest Period.

            "Interest Period"

means, with respect to each LIBOR Lending Rate Portion, the period commencing on the date of such LIBOR Lending Rate Portion and ending on the numerically corresponding day one (1), two (2), three (3) or six (6) months thereafter as Parent may elect pursuant to the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, however, that:

                (i) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

                (ii) any Interest Period which begins on the last LIBOR Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

                (iii) no Interest Period respecting a Revolving Loan may extend beyond the Revolving Loans Maturity Date, and no Interest Period respecting the Term Loan may extend beyond the Term Loan Maturity Date.

            "Internal Revenue Code"

means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and any and all regulations thereunder.

            "Inventory"

has the meaning given to such term in the Security Agreement.

            "Inventory Sublimit"

means (i) during any Inventory Sublimit Increase Period, Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000), (ii) from November 1, 2002 through December 31, 2002, Nine Million Dollars ($9,000,000), and (iii) at all other times, Seven Million Five Hundred Thousand Dollars ($7,500,000).

            "Inventory Sublimit Increase Period"

means a 90 day period commencing upon written notice from Parent to Bank of Parent's request therefor. An Inventory Sublimit Increase Period may only commence once per year during the first fiscal quarter of Parent.

            "ISP"

means the International Standby Practices (1998 version), and any subsequent versions or revisions approved by a Congress of the International Chamber of Commerce Publication 590 and adhered to by Bank.

            "Knowledge"

has the meaning given to such term in Section 10.9.

            "Late Payment Fee"

has the meaning given to such term in Section 2.15(c).

            "Lending Office"

means Bank's office located at its address set forth on the signature pages hereof, or such other office of Bank as it may hereafter designate as its Lending Office by notice to Parent.

            "Letter(s) of Credit"
has the meaning given to such term in Section 3.1(a).

            "Letter of Credit Application"

means a Commercial Letter of Credit Application and Agreement or a Standby Letter of Credit Application and Agreement, as applicable, substantially in the forms of Exhibits 1.1L-1 and 1.1L-2, respectively.

            "Letter of Credit Fee"

has the meaning given to such term in Section 3.3(a).

            "Letter of Credit Sublimit"

means Ten Million Dollars ($10,000,000).

            "Letter of Credit Usage"

means, on any date of determination, the aggregate maximum amounts available to be drawn under all outstanding Letters of Credit, without regard to whether any conditions to drawing could then be met.

            "LIBOR"

means London interbank offered rate.

            "LIBOR Business Day"

means any Business Day on which major commercial banks are open for international business (including dealings in Dollar deposits) in Los Angeles, California and London, England.

            "LIBOR Lending Rate"

means, with respect to a LIBOR Lending Rate Portion, the rate per annum (rounded upwards if necessary to the nearest whole one-hundredth of one percent (.01%)), determined as the sum of: (a) the quotient of: (i) Base LIBOR for the relevant Interest Period of such LIBOR Lending Rate Portion; divided by (ii) the number equal to one hundred percent (100%) minus the LIBOR Reserve Percentage with respect to such Interest Period; plus (b) the Applicable LIBOR Lending Rate Margin. The LIBOR Lending Rate shall be adjusted automatically on the effective date of any change in the LIBOR Reserve Percentage, such adjustment to affect any LIBOR Lending Rate Portion outstanding on such effective date to the extent such change is applied retroactively to eurocurrency funding of a member bank in the Federal Reserve System. Each determination of a LIBOR Lending Rate by Bank, including, but not limited to, any determination as to the applicability or allocability of reserves to eurocurrency liabilities or as to the amount of such reserves, shall be conclusive and final in the absence of manifest error.

            "LIBOR Lending Rate Portion"
means any portion of any Loan designated by a Borrower as bearing interest at the LIBOR Lending Rate pursuant to Section 2.5 or 2.6.

            "LIBOR Reserve Percentage"

means, for any Interest Period of any LIBOR Lending Rate Portion, the daily average of the stated maximum rate (rounded upward to the nearest one-hundredth of one percent (.01%)), as determined by Bank in accordance with its usual procedures (which determination shall be conclusive in the absence of manifest error), at which reserves are required to be maintained during such Interest Period by Bank (including supplemental, marginal, and emergency reserves) under Regulation D by Bank against Eurocurrency liabilities (as such term is defined in Regulation D), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the generality of the foregoing, LIBOR Reserve Percentage shall include any other reserves required to be maintained by Bank against (i) any category of liabilities that includes deposits by reference to which the LIBOR Lending Rate for a LIBOR Lending Rate Portion is being determined and (ii) any category of extension of credit or other assets that includes LIBOR Lending Rate Portion.

            "Lien"

means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

            "Loan Document(s)"

means each of the following documents, instruments, and agreements individually or collectively, as the context requires:

                (i) the Notes;

                (ii) the Security Agreement (Borrowers);

                (iii) the Letter of Credit Applications;

                (iv) the Guaranties;

                (v) the Security Agreements (Subsidiary);

                (vi) the Stock Pledge Agreements;

                (vii) the Patent and Trademark Security Agreements;

                (viii) the Copyright Security Agreements;

                (ix) the Foreign Exchange Agreement;

                (x) the Subordination Agreements;

                (xi) the Collateral Assignment of Purchase Documents; and

                (xii) such other documents, instruments, and agreements (including intellectual property security agreements, control agreements, financing statements and fixture filings) as Bank may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Bank in connection herewith.

            "Loans"

means the Revolving Loans and the Term Loan (each, a "Loan").

            "Material Adverse Effect"

means a material adverse effect on (i) the business, Assets, condition (financial or otherwise), or results of operations of the Borrower and the Subsidiaries taken as a whole; (ii) the ability of any Borrower to perform its obligations under this Agreement and the Loan Documents to which it is a party (including, without limitation, repayment of the Obligations as they come due), or the ability of any Guarantor to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of this Agreement, the Loan Documents, or the rights or remedies of Bank hereunder and thereunder, (iv) the value of the Assets (taken as a whole) assigned or pledged to Bank as collateral, or (v) the priority of Bank's Liens with respect to the Assets assigned or pledged thereto as collateral. Bank acknowledges and agrees that for purposes of this Agreement, any liability arising from any Yeti Claim shall not be deemed to constitute a Material Adverse Effect.

            "Multiemployer Plan"

means a multiemployer plan as defined in Section 4001(a)(3) of ERISA or Section 3(37) of ERISA to which any member of the ERISA Group has contributed, or was obligated to contribute, within the preceding six plan years (while a member of such ERISA Group) including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

            "Net Cash Proceeds"

means in connection with any Asset Sale, the cash proceeds (including any cash payments received by way of deferred payment whether pursuant to a note, installment receivable or otherwise, but only as and when actually received) from such Asset Sale, less any proceeds used to replace the Asset which is the subject of the Asset Sale and net of (i) attorneys' fees, accountants' fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of the Debt secured by a Lien not prohibited hereunder on any Asset which is the subject of such sale, (ii) other customary fees, expenses and commissions incurred in connection with the Asset Sale, and (iii) taxes paid or reasonably estimated to be payable as a result of such Asset Sale.

            "Note Purchase Agreement"
means that certain Note Purchase Agreement, dated as of November 25, 2002, between Parent and Peninsula.

            "Notes"

means, collectively, the Revolving Loans Note and the Term Loan Note (each, a "Note").

            "Notice of Borrowing"

means an irrevocable notice from a Borrower to Bank of such Borrower's request for a Borrowing pursuant to the terms of Section 2.5, substantially in the form of Exhibit 2.5(b).

            "Notice of Conversion or Continuation"

means a written notice given pursuant to the terms of Section 2.6(b), substantially in the form of Exhibit 2.6(b).

            "Obligations"

means any and all indebtedness, liabilities, and obligations of Borrower owing to Bank and to its successors and assigns, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including interest under Section 2.4(b) and including any interest that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding. The Obligations shall include, without limiting the generality of the foregoing, all principal and interest owing under the Loans, all Reimbursement Obligations, all Expenses, the Fees, any other fees and expenses due hereunder and under the Loan Documents (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding), and all other indebtedness evidenced by this Agreement and/or the Loan Documents.

            "Overadvance"

has the meaning set forth in Section 2.1(c).

            "Overadvance Limit"

means Two Million Dollars ($2,000,000).

            "Overadvance Period"

means November 1, 2002 through April 30, 2003 and December 1, 2003 through April 30, 2004.

            "Participant"
has the meaning set forth in Section 10.5(d).

            "Patent and Trademark Security Agreements"

means, collectively, (i) that certain Patent and Trademark Security Agreement, dated as of February 21, 2002, between Parent and Bank, (ii) that certain Patent and Trademark Security Agreement, dated as of even date herewith, between Parent and Bank, and (iii) any Patent and Trademark Security Agreement or like agreement hereafter entered into by any Borrower or any Subsidiary, on the one hand, and Bank, on the other hand, pursuant to Section 6.13(a).

            "PBGC"

means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Peninsula"

means The Peninsula Fund III Limited Partnership, a Delaware limited partnership.

            "Permitted Debt"

means (i) Debt owing to Bank in accordance with the terms of this Agreement and the Loan Documents, (ii) Debt listed on Schedule 5.6, but no renewals, extensions or refinancings thereof, (iii) Debt up to a maximum aggregate amount of Five Hundred Thousand Dollars ($500,000) outstanding at any one time incurred in the ordinary course of business, (iv) trade obligations and normal accruals in the ordinary course of its business not yet due and payable, or with respect to which such Borrower is contesting in good faith the amount of validity thereof by appropriate proceedings diligently pursued and available to such Borrower, (v) Debt in the form of guaranties permitted under Section 7.11, (vi) obligations or indebtedness owing to another Borrower or Subsidiary to the extent permitted by Section 7.8, and (vii) Subordinate Debt.

            "Permitted Investments"

means any of the following investments denominated and payable in Dollars, maturing within one year from the date of acquisition, selected by a Borrower:
(i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having a credit rating obtainable from Standard & Poor's Corporation ("S&P") of not less than A-1 or not less than P-1 from Moody's Investors Service, Inc. ("Moody's");
(iii) commercial paper or corporate promissory notes bearing at the time of acquisition a credit rating of S&P of not less than A-1 or not less than P-1 from Moody's issued by United States, Canadian, European or Japanese bank holding companies or industrial or financial companies, with maturities of 180 days or less; (iv) certificates of deposit issued by and bankers acceptances of and interest bearing deposits with Bank; and (v) money market funds organized under the laws of the United States or any state thereof that invest predominantly in any of the foregoing investments permitted under clauses
(i), (ii), (iii) and (iv).

            "Permitted Liens"

means (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (ii) Liens in favor of Bank, in accordance with the Loan Documents, (iii) statutory Liens, such as inchoate mechanics', inchoate materialmen's, landlord's, warehousemen's, and carriers' liens, and other similar liens, other than those described in clause (i) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (iv) Liens relating to Capital Lease Obligations permitted hereunder and Liens securing any leases permitted in
Section 7.5, (v) judgment Liens that do not constitute an Event of Default under
Section 8.1(i), and (vi) Liens, if they constitute such, of any true lease and consignment UCC filings permitted hereunder, (vii) Purchase Money Liens securing Debt described in clauses (ii) and (iii) of the definition of "Permitted Debt" hereinabove, and (viii) Liens in favor of Peninsula and its successors and assigns granted pursuant to the Note Purchase Agreement.

            "Person"

means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Plan"

means an employee benefit plan as defined in Section 3(3) of ERISA in which any personnel of any member of the ERISA Group participate or from which any such personnel may derive a benefit or with respect to which any member of the ERISA Group may incur liability, excluding any Multiemployer Plan, but including any plan either established or maintained by any member of the ERISA Group or to which such Person contributes under the laws of any foreign country.

            "Prior Agreement"

has the meaning given to such term in the Recitals hereof.

            "Purchase Agreement"
means that certain Asset Purchase Agreement, dated as of October 9, 2002, among Sellers and Parent, respecting the Acquisition.

            "Purchase Documents"

means the Purchase Agreement, together with any and all bills of sale, assignment agreements and other agreements, instruments and documents evidencing
(i) the transfer of the Assets of Sellers as set forth in the Purchase Agreement, and (ii) any Subordinate Debt or other obligations owing by Parent to Sellers (or either of them).

            "Purchase Money Lien"

means a Lien on any item of equipment of a Borrower; provided that (i) such Lien attaches only to that Asset and (ii) the purchase-money obligation secured by such item of equipment does not exceed one hundred percent (100%) of the purchase price of such item of equipment.

            "Quick Ratio"

means, as of the date of determination, the ratio of (i) Borrowers' consolidated accounts receivable plus Borrowers' consolidated cash on hand and marketable securities, to (ii) Current Liabilities plus outstanding Revolving Loans and Letter of Credit Usage.

            "Regulation D"

means Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended or supplemented from time to time.

            "Reimbursement Obligations"

means the obligations of Borrowers to reimburse Bank pursuant to Section 3.4 amounts drawn under Letters of Credit.

            "Reportable Event"

means any of the events described in Section 4043(c) of ERISA other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

            "Responsible Officer"

means either the Chief Executive Officer, Chief Financial Officer or Controller of a Person, or such other officer, employee, or Bank of such Person designated by a Responsible Officer in a writing delivered to Bank.

            "Restricted Payment"

means (i) any Distribution; (ii) any payment made to purchase, redeem, retire, or otherwise acquire for value any Capital Stock now or hereafter outstanding;
(iii) any distribution by a Person of Assets to its shareholders, whether in cash, Assets, or in obligations of such Person;
(iv) any action by a Person to allocate or otherwise set apart any sum for the payment of any Distribution on, or for the purchase, redemption or retirement of, any of its Capital Stock; or (v) any other distribution of a Person by reduction of capital or otherwise in respect of any of its Capital Stock.

            "Retiree Health Plan"

means an employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

            "Revolving Credit Commitment"

means Eighteen Million Dollars ($18,000,000).

            "Revolving Loans"

has the meaning given to such term in Section 2.1.

            "Revolving Loans Maturity Date"

means June 1, 2004.

            "Revolving Loans Note"

means that certain Amended and Restated Secured Promissory Note (Revolving Loans), dated as of even date herewith, in the amount of Twenty Million Dollars ($20,000,000), made by Borrowers to the order of Bank.

            "SEC"

means United States Securities and Exchange Commission.

            "Security Agreement (Borrowers)"

means that certain Security Agreement, dated as of February 21, 2002, among Borrowers and Bank.

            "Security Agreement (Subsidiary)"

means any Security Agreement now or hereafter entered into by a Subsidiary and Bank in accordance with Section 6.14.

            "Sellers"

means Thatcher and Teva Sport Sandals, Inc., an Arizona corporation.

            "Senior Debt to Consolidated EBITDA Ratio" means the ratio of (i) the amount of the outstanding Obligations as of the date of determination; to (ii) Consolidated EBITDA for the rolling four fiscal quarter period ending on the date of determination; provided, however, solely for purposes of this definition, Consolidated EBITDA shall exclude litigation expenses related to the Yeti Action recorded during the relevant period, royalty payments recorded pursuant to the TEVA License Agreement during the fiscal year ending December 31, 2002, and any write-off of goodwill pursuant to FASB 142 during the fiscal year ending December 31, 2002.

            "Shareholder"

means a shareholder of any Borrower.

            "Solvent"

means, with respect to any Person on the date any determination thereof is to be made, that on such date: (a) the present fair valuation of the Assets of such Person is greater than such Person's probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature; and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, which would leave such Person with Assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction. For purposes of this definition (i) the fair valuation of any property or assets means the amount realizable within a reasonable time, either through collection or sale of such Assets at their regular market value, which is the amount obtainable by a capable and diligent Person from an interested buyer willing to purchase such property or assets within a reasonable time under ordinary circumstances; and
(ii) the term debts includes any payment obligation, whether or not reduced to judgment, equitable or legal, matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, absolute, fixed or contingent.

            "Stock Pledge Agreements"

means, collectively, (i) that certain Security Agreement-Stock Pledge, dated as of February 21, 2002, between Parent and Bank, (ii) that certain Security Agreement-Stock Pledge, dated as of even date herewith, between Parent and Bank, and (iii) any other Security Agreement-Stock Pledge or like agreement hereafter entered into between any Borrower and Bank pursuant to Section 6.13(b).

            "Subordinate Debt"

has the meaning given to such term in either Subordination Agreement.

            "Subordination Agreement (Peninsula)"

means that certain Subordination Agreement, dated as of even date herewith, among Peninsula, Bank and Parent.

            "Subordination Agreement (Seller)"
means that certain Subordination Agreement, dated as of even date herewith, among Thatcher, Bank and Parent.

            "Subordination Agreements"

means, collectively, the Subordination Agreement (Peninsula) and the Subordination Agreement (Seller).

            "Subsidiary"

means any corporation, limited liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which any Borrower or one or more Subsidiaries of any Borrower at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Swaps"

means payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating a Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined, in respect thereof as of the end of the then most recently ended fiscal quarter of Borrowers, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to each party thereto or if any such agreement provides for the simultaneous payment of amounts by and to each party, then in each such case, the amount of such obligation shall be the net amount so determined.

            "Taxes"

has the meaning set forth in Section 9.1.

            "Term Loan"

has the meaning given to such term in Section 2.3(a).

            "Term Loan Maturity Date"

means November 25, 2004.

            "Term Loan Note"
means that certain Secured Promissory Note (Term Loan), dated as of even date herewith, in the original principal amount of Seven Million Dollars ($7,000,000), made by Borrowers to the order of Bank.

            "Teva License Agreement"

means that certain Teva License Agreement, dated June 7, 1999, between Thatcher, as licensor, and Parent, as licensee, wherein Parent licensed the right to manufacture, distribute, sell and advertise the Licensed Products (as defined therein) under the Teva(R) brand name.

            "Thatcher"

means Mark Thatcher, an individual domiciled in the State of Arizona.

            "UCC"

means the California Uniform Commercial Code, as amended or supplemented from time to time.

            "Uniform Customs"

means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "Unmatured Event of Default"

means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Yeti Action"

means any action arising from any Yeti Claim, including, without limitation, that certain action, styled Yeti By Molly Ltd. v. Deckers Outdoor Corp., pending in the United States District Court for the District of Montana, Case No. CV 95-27-M-CCL.

            "Yeti Claim"

means any claim that has been brought or that may be brought by Yeti By Molly, Ltd. or Molly Strongbutts, or any Affiliate, related person, successor or assignee of either.

            1.2 Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

            1.3 Computation of Time Periods.

In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word from means from and including and the words to and until each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

                1.4 Construction.

Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term including is not limiting, and the term or has, except where otherwise indicated, the inclusive meaning represented by the phrase and/or. References in this Agreement to determination by Bank include good faith estimates by Bank (in the case of quantitative determinations), and good faith beliefs by Bank (in the case of qualitative determinations). The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

            1.5 Exhibits and Schedules.

All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

            1.6 No Presumption Against Any Party.

Neither this Agreement, any of the Loan Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

            1.7 Independence of Provisions.

All agreements and covenants hereunder, under the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                                   ARTICLE II

                               TERMS OF THE CREDIT

            2.1 Revolving Loans.

Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the other terms and conditions hereof, Bank agrees to make revolving loans ("Revolving Loans") to Borrowers, upon notice in accordance with Section 2.5(b), from the Closing Date up to but not including the Revolving Loans Maturity Date, the proceeds of which shall be used only for the purposes allowed in Section 7.1(a), subject to the following conditions and limitations:

                (a) At all times during any Overadvance Period, the outstanding Obligations (other than Obligations in respect of the Term Loan) after giving effect to any proposed Borrowing shall not exceed the sum of the Borrowing Base plus the Overadvance Limit, and at all other times the outstanding Obligations (other than Obligations in respect of the Term Loan) after giving effect to any proposed Borrowing shall not exceed the Borrowing Base;

                (b) Borrowers shall not be permitted to borrow, and Bank shall not be obligated to make, any Revolving Loans to Borrowers, unless and until all of the conditions for a Borrowing set forth in Section 4.2 have been met to the reasonable satisfaction of Bank; and

                (c) Except as otherwise provided in clause (d) of this Section 2.1, if, at any time or for any reason, the amount of the Obligations exceeds the Borrowing Base (an "Overadvance"), Borrowers shall immediately pay to Bank, upon Bank's election and demand, in cash, the amount of such Overadvance to be used by Bank to repay outstanding Borrowings; and

                (d) Notwithstanding the terms of clause (c) of this Section 2.1, solely during any Overadvance Period, (i) Overadvances do not need to be repaid to Bank provided that such Overadvances do not exceed, in the aggregate amount outstanding, the Overadvance Limit, and (ii) if, at any time or for any reason, the amount of the outstanding Overadvances exceeds, in the aggregate, the Overadvance Limit, Borrowers shall immediately pay to Bank, upon Bank's election and demand, in cash, the amount of such excess to be used by Bank to repay outstanding Borrowings.

Borrowers may repay and, subject to the terms and conditions hereof, reborrow Revolving Loans. All such repayments shall be without penalty or premium except as otherwise required by Section 2.7 with respect to repayments of LIBOR Lending Rate Portions. Borrowers shall give Bank at least three (3) LIBOR Business Days' prior written notice of any repayment of a LIBOR Lending Rate Portion. On the Revolving Loans Maturity Date, Borrowers shall pay to Bank the entire unpaid principal balance of the Revolving Loans together with all accrued but unpaid interest thereon.

            2.2 Foreign Exchange Forward Contracts.

Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the other terms and conditions of this Agreement and the Foreign Exchange Agreement, Parent may incur Currency Obligations from time to time from the Closing Date up to but not including the Revolving Loans Maturity Date, subject to the following conditions and limitations:

                (a) Tenors for Parent's Currency Obligations shall not exceed the lesser of 365 days and the Revolving Loans Maturity Date;

                (b) The aggregate amount of Parent's Currency Obligations outstanding at any one time after giving effect to any proposed incurrence of a Currency Obligation by Parent shall not exceed the Foreign Exchange Sublimit;

                (c) At all times during any Overadvance Period, the outstanding Obligations after giving effect to any proposed incurrence of a Currency Obligation by Parent shall not exceed the sum of the Borrowing Base plus the Overadvance Limit, and at all other times, the outstanding Obligations after giving effect to any proposed incurrence of a Currency Obligation by Parent shall not exceed the Borrowing Base;

                (d) The Currency Obligations shall be incurred by Parent only for international transactions incurred in the ordinary course of business; and

                (e) In connection with all Currency Obligations, Borrowers shall pay all amounts due to Bank, including all fees, charges and expenses, in accordance with the terms of the Foreign Exchange Agreement.

            2.3 Term Loan.

                (a) Term Loan. Subject to the terms and conditions hereof, Bank agrees to make a term loan ("Term Loan") to Borrowers on the Closing Date, in an amount equal to Seven Million Dollars ($7,000,000), the proceeds of which shall only be used for the purposes allowed in Section 7.1(b). Bank shall make the proceeds of the Term Loan available to Borrowers on the Closing Date by transferring same day funds pursuant to written disbursement instructions provided to Bank by Borrowers on the Closing Date.

                (b) Amortization. Borrowers shall pay monthly principal reduction payments on the Term Loan, each in the amounts and on the dates set forth in the table below opposite the due date in which such payment is due:

Payment Due Date                         Monthly Principal Reduction Payments
----------------                         ------------------------------------
Closing Date -- 4/30/03                         $           0
5/31/03                                         $1,750,000.00

6/30/03 and the last day of each month
  thereafter                                    $  291,666.67

On the Term Loan Maturity Date, the outstanding principal balance of and all accrued but unpaid interest on the Term Loan shall be due and payable in full. Borrowers may prepay the Term Loan at any time, in whole or in part, without penalty or premium except as otherwise required by Section 2.7(a) with respect to repayments of LIBOR Lending Rate Portions. All principal amounts so repaid or prepaid may not be reborrowed. Borrowers shall give Bank at least three (3) Business Days' prior written notice of any prepayment of a Base Lending Rate Portion and at least three (3) LIBOR Business Days' prior written notice of any prepayment of a LIBOR Lending Rate Portion. All prepayments shall be applied toward scheduled principal reductions payments owing under this Section 2.3 in inverse order of maturity.

            2.4 Interest Rates; Payments of Interest.

                (a) Interest Rate Options.

                    (i) Loans. Subject to the terms and conditions hereof, all Loans, or portions thereof, may be outstanding as either Base Lending Rate Portions or LIBOR Lending Rate Portions, by designating, in accordance with Sections 2.5(b) and 2.6(b), either the Base Lending Rate or the LIBOR Lending Rate to apply to all or any portion of the unpaid principal balance of the Loans.

                    (ii) Limitations on LIBOR Lending Rate Portions. There shall be no more than three (3) LIBOR Lending Rate Portions outstanding at any time. Revolving Loan LIBOR Lending Rate Portions shall be in minimum aggregate amounts each of One Hundred Thousand Dollars ($100,000). Term Loan LIBOR Lending Rate Portions shall be in minimum aggregate amounts each of Two Hundred Fifty Thousand Dollars ($250,000).

                (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of Bank's other rights and remedies with respect to such Event of Default, the entire unpaid principal balance of the Loans shall bear interest at the otherwise applicable rate plus three hundred (300) basis points. In addition, interest, Expenses, the Fees, and other amounts due hereunder not paid when due shall bear interest at the Base Lending Rate plus three hundred (300) basis points until such overdue payment is paid in full.

                (c) Computation of Interest. All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. In the event that the Base Rate announced is, from time to time, changed, adjustment in the rate of interest payable hereunder on all Base Lending Rate Portions shall be made as of 12:01 a.m. (Pacific time) on the effective date of the change in the Base Rate. Interest shall accrue from the Closing Date to the date of repayment of the Loans in accordance with the provisions of this Agreement; provided, however, if a Loan is repaid on the same day on which it is made, then one (1) day's interest shall be paid on that Loan. Any and all interest not paid when due shall thereafter be deemed to be a

Revolving Loan as a Base Lending Rate Portion made under Section 2.1 and shall bear interest thereafter as provided for in Section 2.4(b).

                (d) Change in Applicable Base Lending Rate Margin and Applicable LIBOR Lending Rate Margin. Changes in the Applicable Base Lending Rate Margin and Applicable LIBOR Lending Rate Margin resulting from a change in the Consolidated Total Liabilities to Consolidated EBITDA Ratio, shall become effective on the first day of the calendar month following Bank's receipt of the latest Compliance Certificate, and shall be based on the Consolidated Total Liabilities to Consolidated EBITDA Ratio disclosed in such Compliance Certificate; provided, however, for purposes of determining the aforementioned margins, if Parent fails to deliver to Bank an accurately completed Compliance Certificate when due hereunder, the Consolidated Total Liabilities to Consolidated EBITDA Ratio shall be conclusively presumed to be greater than 2.50:1.0 until the applicable Compliance Certificate has been so completed and delivered to Bank. No reduction in the Applicable Base Lending Rate Margin or Applicable LIBOR Lending Rate Margin shall be granted if an Event of Default has occurred and is continuing.

                (e) Maximum Interest Rate. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Bank shall refund to Borrowers such excess.

                (f) Payments of Interest. All accrued but unpaid interest on the Loans, calculated in accordance with this Section 2.4, shall be due and payable, in arrears, on each and every Interest Payment Date.

            2.5 Notice of Borrowing Requirements.

                (a) Each Borrowing of a Base Lending Rate Portion shall be made on a Business Day and each Borrowing of a LIBOR Lending Rate Portion shall be made on a LIBOR Business Day.

                (b) Each Borrowing shall be made upon telephonic notice given by a Responsible Officer of a Borrower, followed by a Notice of Borrowing, given by facsimile or personal service, delivered to Bank at the address set forth in the Notice of Borrowing. If for a Base Lending Rate Portion, Bank shall be given such notice no later than 11:00 a.m., Pacific time, one (1) Business Day prior to the day on which such Borrowing is to be made, and, if for a LIBOR Lending Rate Portion, Bank shall be given notice no later than 9:00 a.m., Pacific time, three (3) LIBOR Business Days prior to the day on which such Borrowing is to be made, and such notice shall state the amount and purpose thereof (subject to the provisions of Section 2.1).

                (c) Bank shall not incur any liability to Borrowers in acting upon any telephonic notice which Bank believes in good faith to have been given by a Responsible Officer of any Borrower, or for otherwise acting in good faith under this Section 2.5, and in making any Loans pursuant to telephonic notice.

                (d) So long as all of the conditions for a Borrowing of a Loan set forth herein have been satisfied, Bank shall credit the proceeds of such Loan on the applicable Borrowing date into Borrowers' general deposit account number 1891922658 maintained with Bank.

            2.6 Conversion or Continuation Requirements.

                (a) Parent shall have the option to: (i) convert, at any time, all or any portion of any of the outstanding Loans, subject to the limitations and requirements of Section 2.4(a), from a portion bearing interest at one of the interest rate options available pursuant to Section 2.4(a) to another; or
(ii) upon the expiration of any Interest Period applicable to a LIBOR Lending Rate Portion, to continue all or any portion of such LIBOR Lending Rate Portion as a LIBOR Lending Rate Portion with the succeeding Interest Period(s) of such continued LIBOR Lending Rate Portion commencing on the expiration date of the Interest Period previously applicable thereto, subject in the following limitations:

                    (i) a LIBOR Lending Rate Portion may only be converted to a Base Lending Rate Portion or continued as a LIBOR Lending Rate Portion on the expiration date of the Interest Period applicable thereto;

                    (ii) no outstanding Loan, or portion thereof, may be continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, on the earlier of the date of the delivery of the Notice of Conversion or Continuation or the telephonic notice in respect thereof, any Event of Default or Unmatured Event of Default has occurred and is continuing;

                    (iii) if Parent fails to deliver the appropriate Notice of Conversion or Continuation or the telephonic notice in respect thereof pursuant to the required notice period before the expiration of the Interest Period of a LIBOR Lending Rate Portion, such LIBOR Lending Rate Portion shall automatically be converted to a Base Lending Rate Portion; and

                    (iv) no outstanding Loan may be continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, after giving effect to any such conversion or continuation, there would be more than three
(3) LIBOR Lending Rate Portions outstanding.

                (b) Parent shall give telephonic notice of any proposed continuation or conversion pursuant to this Section 2.6 followed by a Notice of Conversion or Continuation, given by facsimile or personal service, delivered to Bank at the address set forth in the Notice of Conversion or Continuation, no later than 11:00 a.m., Pacific time, on the Business Day which is the proposed conversion date (in the case of a conversion to a Base Lending Rate Portion) and no later than 9:00 a.m., Pacific time, three (3) LIBOR Business Days in advance of the proposed conversion or continuation date (in the case of a conversion to, or a continuation of, a LIBOR Lending Rate

Portion). If such Notice of Conversion or Continuation is received by Bank not later than 11:00 a.m., Pacific time, on a LIBOR Business Day, such day shall be treated as the first LIBOR Business Day of the required notice period. In any other event, such notice will be treated as having been received at the opening of business of the next LIBOR Business Day. A Notice of Conversion or Continuation shall specify: (1) the proposed conversion or continuation date (which shall be a Business Day or a LIBOR Business Day, as applicable); (2) the amount of the Revolving Loan to be converted or continued; (3) the nature of the proposed conversion or continuation; and (4) in the case of a conversion to or continuation of a LIBOR Lending Rate Portion, the requested Interest Period.

                  (c) Bank shall not incur any liability to Borrowers in acting upon any telephonic notice referred to above which Bank believes in good faith to have been given by a Responsible Officer of Parent or for otherwise acting in good faith under this Section 2.6. Any Notice of Conversion or Continuation (or telephonic notice in respect thereof) shall be irrevocable and Borrowers shall be bound to convert or continue in accordance therewith.

            2.7 Additional Costs.

                (a) Borrowers shall reimburse Bank for any increase in Bank's costs (which shall include, but not be limited to, taxes, other than taxes imposed on the overall net income of Bank, fees or charges), or any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Bank to fund or maintain outstanding the principal amount of the Loans) incurred by it directly or indirectly resulting from the making of any LIBOR Lending Rate Portion due to: (i) the modification, adoption, or enactment of any law, rule, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (ii) the modification or new application of any law, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any monetary or fiscal agency or authority which becomes effective after the date hereof; (iv) violations by Borrowers of the terms of this Agreement; or (v) any prepayment of a LIBOR Lending Rate Portion at any time prior to the end of the applicable Interest Period, including pursuant to Section 8.2.

                (b) The amount of such costs, losses, or expenses shall be determined solely by Bank based upon the assumption that Bank funded one hundred percent (100%) of each LIBOR Lending Rate Portion in the LIBOR market. In attributing Bank's general costs relating to its eurocurrency operations to any transaction under this Agreement or averaging any costs over a period of time, Bank may use any reasonable attribution or averaging methods which it deems appropriate and practical. Bank shall notify Borrowers of the amount due Bank pursuant to this Section 2.7 and Borrowers shall pay to Bank the amount due within fifteen (15) days of its receipt of such notice. A certificate as to the amounts payable pursuant to the foregoing sentence together with whatever detail is reasonably available to Bank shall be submitted by such Bank to Borrowers. Such determination shall, if not objected to within ten (10) days, be conclusive and binding upon Borrowers in the absence of manifest error. If Bank claims increased costs, loss, or expenses pursuant to this Section 2.7, then Bank, if requested by Borrower, shall use reasonable efforts to take such steps that

Borrowers reasonably requests, including designating different Lending Offices, as would eliminate or reduce the amount of such increased costs, losses, or expenses, so long as taking such steps would not, in the reasonable judgment of Bank, otherwise be disadvantageous to Bank. Any recovery by Bank or its Lending Office of amounts previously borne by Borrowers pursuant to this Section 2.7 shall be promptly remitted, without interest (unless Bank received interest on such recovered amounts), to Borrowers by such Bank.

                2.8 Illegality; Impossibility.

Notwithstanding anything herein to the contrary, if Bank determines (which determination shall be conclusive absent manifest error) that any law, rule, regulation, treaty or directive, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank (or its Lending Office) to fund or maintain a LIBOR Lending Rate Portion in the LIBOR market or to continue such funding or maintaining, then Bank shall give notice of such circumstances to Borrowers and (i) in the case of each and every LIBOR Lending Rate Portion which is outstanding, Borrowers shall, if requested by Bank, prepay such LIBOR Lending Rate Portion(s) on or before the date specified in such request, together with interest accrued thereon, and the date so specified shall be deemed to be the last day of the Interest Period of that LIBOR Lending Rate Portion, and concurrent with any such prepayment, Bank shall make a Base Lending Rate Portion to Borrowers in the principal amount equal to the principal amount of the LIBOR Lending Rate Portions so prepaid, and (ii) Bank shall not be obligated to make any further LIBOR Lending Rate Portions until Bank determines that it would no longer be unlawful or impossible to do so.

            2.9 Disaster.

Notwithstanding anything herein to the contrary, if Bank determines (which determination shall be conclusive absent manifest error) that (i) Bank is unable to determine the LIBOR Lending Rate with respect to any Notice of Borrowing or Notice of Conversion or Continuation selecting the LIBOR Lending Rate because quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relative maturities or (ii) the LIBOR Lending Rate will not adequately reflect the cost to Bank of making or funding LIBOR Lending Rate Portions, then (x) the right of Borrowers to select the LIBOR Lending Rate shall be suspended until Bank notifies Borrowers that the circumstances causing such suspension no longer exist, and (y) Borrowers shall repay in full the then outstanding principal balance of all LIBOR Lending Rate Portions, together with interest accrued thereon, on the last day of the Interest Period applicable to each such LIBOR Lending Rate Portion, and concurrent with any such prepayment, Bank shall make a Base Lending Rate Portion to Borrowers in the principal amount equal to the principal amount of the LIBOR Lending Rate Portions so repaid.

            2.10 Increased Risk-Based Capital Cost.

If the amount of capital required or expected to be maintained by Bank or any Person directly or indirectly owning or controlling Bank (each a "Control Person"), shall be affected by:

                (a) the introduction or phasing in of any law, rule or regulation after the date hereof;

                (b) any change after the date hereof in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign governmental authority charged with the administration thereof; or

                (c) compliance by Bank or such Control Person with any directive, guideline or request from any central bank or United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof, and Bank shall have reasonably determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (x) the rate of return on Bank's or such Control Person's capital, or (y) the asset value to Bank or such Control Person of the Loans made or maintained by Bank, in either case to a level below that which Bank or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account Bank's or such Control Person's policies regarding capital), in either case by an amount which Bank in its reasonable judgment deems material, then, on demand by Bank, Borrowers shall pay to Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate Bank or such Control Person, as the case may be, for such reduction.

            2.11 Notes; Statements of Obligations.

The Revolving Loans and Borrowers' obligation to repay the same shall be evidenced by the Revolving Loans Note, this Agreement and the books and records of Bank. The Term Loan and Borrowers' obligation to repay the same shall be evidenced by the Term Loan Note, this Agreement and the books and records of Bank. Bank shall render monthly statements of the Loans to Borrowers, including statements of all principal and interest owing on the Loans, and all Fees and Expenses owing, and such statements (absent manifest error) shall be presumed to be correct and accurate and constitute an account stated between Borrower and Bank's unless, within thirty (30) days after receipt thereof by Parent, Parent delivers to Bank, at the address specified in Section 10.1, written objection thereof specifying the error or errors, if any, contained in any such statement.

            2.12 Holidays.

Any principal or interest in respect of the Loans (other than in respect of a LIBOR Lending Rate Portion) which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the event that such due date shall, subsequent to the specification thereof by Bank, for any reason no longer constitute a Business Day, Bank may change such specified due date in accordance with this Section 2.12.

            2.13 Time and Place of Payments.

                (a) All payments due hereunder shall be made available to Bank in immediately available Dollars, not later than 12:00 p.m., Pacific time, on the day of payment, to the following address or such other address as Bank may from time to time specify by notice to Parent:

                Comerica Bank -- California
                15303 Ventura Boulevard
                Sherman Oaks, California  91403
                Attention:  Jason D. Brown

                (b) Borrowers hereby authorizes Bank to charge Borrowers' general demand deposit account number 1891922658 with Bank, or any other demand deposit account maintained by any Borrower with Bank, for the amount of any payment due or past due hereunder or under any Loan Document, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable in cash by Borrowers.

                (c) In addition, Borrowers hereby authorizes Bank at its option, without prior notice to Borrowers, to advance a Revolving Loan as a Base Lending Rate Portion for any payment due or past due hereunder, including principal and interest owing on the Loans, the Fees and all Expenses, and to pay the proceeds of such Revolving Loan to Bank for application toward such due or past due payment.

            2.14 Mandatory Principal Reductions.

Each Borrower shall pay to Bank, on the first Business Day following such Borrower's receipt thereof, one hundred percent (100%) of the Net Cash Proceeds derived from each and all of its Asset Sales (except to the extent such Net Cash Proceeds exceed the amount of all outstanding Revolving Loans on such date), other than Asset Sales permitted by Section 7.7; provided, however, in accordance with Section 7.7, Borrowers shall not conduct or consummate any Asset Sales unless and until the prior written consent of Bank has been obtained, or unless such Asset Sale is otherwise permitted by Section 7.7.

            2.15 Fees.

                (a) On the Closing Date, Borrowers shall pay to Bank a closing fee (the "Closing Fee") in the amount of Two Hundred Thirty Thousand Dollars ($230,000).

                (b) On each anniversary of the Closing Date (except for the Term Loan Maturity Date, Borrowers shall pay to Bank an annual fee (the "Annual Fee"), each in the amount of One Hundred Thousand Dollars ($100,000).

                (c) If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth (10th) day after the date such payment is due, in addition to and not in substitution of any of Bank's other rights and remedies with respect to such nonpayment, Borrowers shall pay to Bank a late payment fee (the "Late Payment Fee") equal to five percent (5%) of the amount of such overdue payment. The Late Payment Fee shall be due and payable on the eleventh (11th) day after the due date of the overdue payment with respect thereto.

                                   ARTICLE III

                                LETTERS OF CREDIT

            3.1 Letters of Credit.

                (a) Provided that no Event of Default or Unmatured Event of Default is continuing and subject to the other terms and conditions hereof, Bank agrees to issue standby and sight and usance commercial letters of credit ("Letters of Credit") for the account of Borrowers in such form as may be approved from time to time by Bank, subject to the following limitations:

                    (i) At all times during any Overadvance Period, the face amount of the Letter of Credit requested, if and when issued, must not cause the Obligations to exceed the sum of the Borrowing Base plus the Overadvance Limit, and at all other times, the face amount of the Letter of Credit requested, if and when issued, must not cause the Obligations to exceed the Borrowing Base;

                    (ii) The face amount of the Letter of Credit requested if and when issued must not cause the Letter of Credit Usage to exceed the Letter of Credit Sublimit;

                    (iii) Standby Letters of Credit may not have an expiry date or draw period which extends beyond the earlier of (x) 365 days following the date of issuance, or (y) the date which is ten (10) days prior to the Revolving Loans Maturity Date;

                    (iv) Commercial Letters of Credit may not have an expiry date or draw period which extends beyond the earlier of (x) 180 days following the date of issuance, or (y) the date which is ten (10) days prior to the Revolving Loans Maturity Date; and

                    (v) The conditions specified in Section 4.2 shall have been satisfied on the date of issuance of such Letter of Credit.

                (b) Each Letter of Credit shall (i) be denominated in Dollars or other currency acceptable to Bank, and (ii) be a standby or commercial letter of credit issued to support obligations of a Borrower, contingent or otherwise, in the ordinary course of business.

                (c) Each Letter of Credit shall be subject to the Uniform Customs or the ISP, as determined by Bank, in its sole discretion, and, to the extent not inconsistent therewith, the laws of the State of California.

                (d) Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Bank to exceed any limits imposed by its organizational or governing documents or by any applicable law, rule, regulation or treaty or determination of an arbitrator or a court or other governmental authority to which Bank is subject.

            3.2 Procedure for Issuance of Letters of Credit.

Any Borrower may request that the Bank issue a Letter of Credit at any time prior to the date which is thirty (30) days prior to the Revolving Loans Maturity Date by delivering to the Bank a Letter of Credit Application at its address for notices specified herein a Letter of Credit Application therefor, completed to the reasonable satisfaction of the Bank, together with such other certificates, documents and other papers and information as the Bank may reasonably request. Upon receipt of any Letter of Credit Application, the Bank will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Bank and such Borrower. The Bank shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof.

            3.3 Fees, Commissions and Other Charges.

                (a) Borrowers shall pay to Bank a fee in an amount equal to the face amount of each and every Letter of Credit times the Applicable Percentage (the "Letter of Credit Fee"). The Letter of Credit Fee shall be due and payable upon issuance of the applicable Letter of Credit.

                (b) In addition to the foregoing, Borrowers shall pay or reimburse the Bank for such normal and customary costs and expenses as are reasonably incurred or charged by the Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 Reimbursement Obligations.

                (a) Borrowers agree to reimburse the Bank on the same Business Day on which a draft is presented under any Letter of Credit and paid by the Bank, provided that the Bank provides notice to Parent prior to 11:00 a.m., Pacific time, on such Business Day and otherwise Borrowers will reimburse the Bank on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect Borrowers' absolute and unconditional obligation to reimburse the Bank when required hereunder for any draft paid under any Letter of Credit. The Bank shall provide notice to Borrower on such Business Day as a draft is presented and paid by the Bank indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Bank in connection with such payment. Each such payment shall be made to the Bank at its address specified on the signature pages hereof in lawful money of the United States of America and in immediately available funds.

                (b) Interest shall be payable on any and all amounts remaining unpaid by Borrowers under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Revolving Loans that are
(i) in the case of the first day on which such amounts become payable (except where such amounts become payable by reason of the acceleration thereof), Base Lending Rate Portions which were not then overdue and (ii) in all cases to which clause (i) is not applicable, Base Lending Rate Portions which were then overdue.

                (c) Each drawing under any Letter of Credit shall constitute a request by Borrowers to Bank for a Borrowing of a Revolving Loan as a Base Lending Rate Portion. The date of such drawing shall be deemed the date on which such Borrowing is made.

            3.5 Obligations Absolute.

                (a) Borrowers' obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower may have or have had against the Bank or any beneficiary of a Letter of Credit.

                (b) Borrowers also agree with the Bank that Borrowers' Reimbursement Obligations under Section 3.4 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Borrower against the beneficiary of such Letter of Credit or any such transferee.

                (c) Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Bank's gross negligence or willful misconduct.

                (d) Borrowers agree that any action taken or omitted by the Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on Borrowers and shall not result in any liability of the Bank to Borrowers.

            3.6 Letter of Credit Payments.

If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Bank to Borrowers in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. In determining whether to pay under any Letter of Credit, only the Bank shall be responsible for determining that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

            3.7 Outstanding Letters of Credit Following Event of Default.

With respect to all Letters of Credit outstanding upon the occurrence of an Event of Default, Borrowers shall either replace such Letters of Credit, whereupon such Letters of Credit shall be canceled, with letters of credit issued by another issuer acceptable to the beneficiary of such Letter of Credit, or provide the Bank, as security for such Letters of Credit, with a cash collateral deposit in an amount equal to one hundred and five percent (105%) of the Letter of Credit Usage for so long as such Letters of Credit remain outstanding during the continuance of such Event of Default. Borrowers hereby grant to Bank a security interest in such cash collateral to secure all Obligations of Borrowers under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by Bank to the payment of drafts drawn under such Letters of Credit and the payment of customary costs and expenses charged or incurred by the Bank in connection therewith, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full in cash, and the obligations of Bank hereunder have terminated the balance, if any, in such cash collateral account shall be returned to Borrowers. Borrowers shall execute and deliver to Bank such further documents and instruments as Bank may request to evidence the creation and perfection of the within security interest in such cash collateral account.

            3.8 Letter of Credit Applications.

In the event of any conflict between the terms of this Article III and the terms of any Letter of Credit Application, the terms of such Letter of Credit Application shall govern and control any such conflict.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            4.1 Conditions to Initial Loans or Letter(s) of Credit.

Bank's obligation to make the initial Loans and/or to issue the initial Letter(s) of Credit is subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Bank and its counsel:

                  (a) receipt by Bank of this Agreement and each of the Loan Documents, all duly executed by Borrowers and/or the other Persons party thereto, acknowledged where required, and in form and substance satisfactory to Bank;


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
                (b) receipt by Bank, of a duly executed opinion of Borrowers' counsel, dated as of the Closing Date, covering the matters set forth in Exhibit 4.1(b) and otherwise in form and substance satisfactory to Bank;

                (c) with respect to each Borrower, receipt by Bank of a Certificate of the Secretary of such Borrower, dated as of the Closing Date, certifying (i) the incumbency and signatures of the Responsible Officers of such Borrower who are executing this Agreement and the Loan Documents on behalf of such Borrower; (ii) the By-Laws of such Borrower and all amendments thereto as being true and correct and in full force and effect; and (iii) the resolutions of the Board of Directors of such Borrower as being true and correct and in full force and effect, authorizing the execution and delivery of this Agreement and the Loan Documents, and authorizing the transactions contemplated hereunder and thereunder, and authorizing the Responsible Officers of such Borrower to execute the same on behalf of such Borrower;

                (d) receipt by Bank of a certificate signed by the Chief Executive Officer and Chief Financial Officer of each Borrower, dated as of the Closing Date, certifying that (i) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, such Borrower is and will be Solvent; (ii) to the best of their knowledge after due and diligent inquiry, the representations and warranties of such Borrower contained in this Agreement and the Loan Documents are true and correct, and (iii) to the best of their knowledge after due and diligent inquiry, both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, no Event of Default or Unmatured Event of Default is continuing or shall occur;

                (e) receipt by Bank of the original certificates evidencing one hundred percent (100%) of the issued and outstanding Capital Stock of each Subsidiary (other than the Excluded Subsidiaries), together with undated stock powers with respect thereto, duly executed in blank, and in form and substance reasonably satisfactory to Bank;

                (f) receipt by Bank of the original certificates evidencing sixty-five percent (65%) of the issued and outstanding Capital Stock of each Excluded Subsidiary (except for all Excluded Subsidiaries that are treated as disregarded entities under the I.R.C., the original certificates evidencing one hundred percent (100%) of the issued and outstanding Capital Stock of each such Excluded Subsidiary), together with undated stock powers with respect thereto, duly executed in blank, and in form and substance reasonably satisfactory to Bank;

                (g) receipt by Bank of duly executed copies of the Note Purchase Agreement and all other agreements, instruments and documents evidencing the Subordinate Debt owing by Parent to Peninsula, and all security therefor, and Parent shall have received not less than $14,000,000 in proceeds of such Subordinate Debt, and such Subordinate Debt shall have a maturity of not less than six years following the Closing Date, bear current interest at not greater than 12% per annum and accrued interest at not greater than 4.75% per annum, and shall otherwise be on terms and conditions acceptable to Bank;


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
                (h) receipt by Bank of duly executed copies of the Purchase Documents, certified by the Secretary of Parent, together with such other evidence that Bank shall reasonably require that on the Closing Date and funding of the Term Loan, the Acquisition shall be consummated and Bank shall have a first priority security interest in and upon all of Parent's right title and interest in and to the Assets acquired pursuant to the Acquisition;

                (i) receipt by Bank of a duly executed copy of the subordinate Note payable to Thatcher in the amount of $13,000,000 and such note shall have a maturity of not less than six years following the Closing Date, bear current interest at not greater than 7% per annum and accrued interest at not more than 2% per annum, and shall otherwise be on terms and conditions acceptable to Bank;

                (j) Parent shall have issued not less than $5,500,000 in preferred stock to Thatcher as part of the consideration for the Acquisition, and Bank shall have received copies of the stock certificates and any agreements, instruments and/or documents setting forth shareholder rights, certified by the Secretary of Parent, and such preferred stock shall have no Distributions or interest payments and shall otherwise be on terms and conditions acceptable to Bank;

                (k) receipt by Bank of a pro forma balance sheet and Compliance Certificate, each giving effect to the Acquisition and in form and content satisfactory to Bank;

                (l) receipt by Bank of an audit of the Accounts and the Inventory, acceptable to Bank;

                (m) after giving effect to all Borrowings on the Closing Date, Borrowers shall have not less than $4,000,000 in excess availability under
Section 2.1;

                (n) receipt by Bank of historical Financial Statements for Thatcher's catalog business, reasonably acceptable to Bank;

                (o) receipt by Bank of such Uniform Commercial Code and other public record searches with respect to Borrowers and Sellers, in each case satisfactory to Bank;

                (p) receipt by Bank of such Lien releases as Bank shall require with respect to all Assets included in the Acquisition, in form for filing and otherwise reasonably satisfactory to Bank;

                (q) receipt by Bank of (i) the Closing Fee, and (ii) all Expenses owing on the Closing Date;

                (r) no Material Adverse Effect shall have occurred since the close of Parent's most recent fiscal year, as determined by Bank in its reasonable discretion;

                (s) receipt by Bank of copies of insurance binders or insurance certificates evidencing Borrowers' having caused to be obtained insurance in accordance with Section 6.5, including the Bank's loss payee endorsements required by such Section;


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
                (t) receipt by Bank of such other documents, instruments and agreements as Bank may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Bank for the ratable benefit of Bank's in connection herewith; and

                (u) the Closing Date shall have occurred on or before November 30, 2002.

            4.2 Conditions to all Loans and Letters of Credit.

Bank's obligation hereunder to make any Loans to Borrowers (including the initial Loans), and/or to issue any Letters of Credit (including the initial Letter(s) of Credit), is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Bank:

                (a) (i) in the case of a Borrowing, receipt by Bank of a Notice of Borrowing as required by Section 2.5(b) and written disbursement instructions to Bank consistent with Section 7.1, and (ii) in the case of a Letter of Credit, receipt by Bank of a Letter of Credit Application and the other papers and information required under Section 3.2;

                (b) the fact that, immediately before and after such Borrowing or issuance of Letter of Credit, as the case may be, no Event of Default or Unmatured Event of Default shall have occurred or be continuing; and

                (c) the fact that the representations and warranties of Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing, or issuance of Letter of Credit, as the case may be (except for any representations and warranties made as of a specific earlier date, which shall remain true as of such date).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            In order to induce Bank to enter into this Agreement and to make Loans and/or issue any Letters of Credit, each Borrower represents and warrants to Bank that on the Closing Date and on the date of each Borrowing or issuance of a Letter of Credit:

            5.1 Legal Status.

Each Borrower is a corporation duly organized and existing under the laws of the state of its organization. Each Borrower and each Subsidiary has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify could have a Material Adverse Effect.


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
            5.2 No Violation; Compliance.

                (a) The execution, delivery and performance of this Agreement, the Loan Documents and the Purchase Documents to which each Borrower is a party are within such Borrower's powers, are not in conflict with the terms of the Governing Documents of such Borrower, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which such Borrower is a party or by which such Borrower is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect. To the best Knowledge of Borrowers, there is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on any Borrower which would be contravened by the execution, delivery, performance or enforcement of this Agreement, the Loan Documents and the Purchase Documents to which any Borrower is a party.

                (b) The execution, delivery and performance of the Loan Documents to which each Guarantor is a party are within such Guarantor's powers, are not in conflict with the terms of the Governing Documents of such Guarantor, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which such Guarantor is a party or by which such Guarantor is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect. To the best Knowledge of Borrowers, there is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on any Guarantor which would be contravened by the execution, delivery, performance or enforcement of the Loan Documents to which such Guarantor is a party.

            5.3 Authorization; Enforceability.

                (a) Each Borrower has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the Loan Documents and the Purchase Documents to which such Borrower is a party, and the consummation of the transactions contemplated hereby and thereby. Upon their execution and delivery in accordance with the terms hereof, this Agreement, the Loan Documents and the Purchase Documents to which each Borrower is a party will constitute legal, valid and binding agreements and obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

                (b) Each Guarantor has taken all corporate, partnership or limited liability company action, as applicable, necessary to authorize the execution and delivery of the Loan Documents to which such Guarantor is a party, and the consummation of the transactions contemplated thereby. Upon their execution and delivery in accordance with the terms hereof, the Loan Documents to which each Guarantor is a party will constitute legal, valid and binding agreements and obligations of such Guarantor enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent


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
conveyance, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

            5.4 Approvals; Consents.

No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement, the Loan Documents or the Purchase Documents. All requisite Governmental Authorities and third parties have approved or consented to the transactions contemplated by this Agreement, the Loan Documents and the Purchase Documents, and all applicable waiting periods have expired and there is no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by this Agreement, the Loan Documents and the Purchase Documents.

            5.5 Liens.

Each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) has good and marketable title to, or valid leasehold interests in, all of its Assets, free and clear of all Liens or rights of others, except for Permitted Liens.

            5.6 Debt.

Each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) has no Debt other than Permitted Debt.

            5.7 Litigation.

Except as set forth in Schedule 5.7, there are no suits, proceedings, claims or disputes pending or, to the Knowledge of Borrowers, threatened, against or affecting any Borrower or any of Borrower's Assets, or any Subsidiary (other than the Excluded Subsidiaries) or any of such Subsidiary's (other than the Excluded Subsidiaries) Assets, which are not fully covered by applicable insurance and as to which no reservation of rights has been taken by the insurer thereunder.

            5.8 No Default.

No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the incurring of obligations by any Borrower or any Subsidiary (other than the Excluded Subsidiaries) under this Agreement or the Loan Documents.

            5.9 Subsidiaries.

Set forth in Schedule 5.9 is a complete and accurate list of the Subsidiaries, showing the jurisdiction of incorporation of each and showing the percentage of each Borrower's ownership of the Capital Stock of each Subsidiary. All of the outstanding Capital Stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by Borrower free and clear of all Liens except Permitted Liens.


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
            5.10 Taxes.

All tax returns required to be filed by each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) or upon any of their Assets, income or franchises, which are due and payable have been paid. The provisions for taxes on the books of each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) are adequate for all open years, and for each Borrower's and each of the Subsidiaries (other than the Excluded Subsidiaries) current fiscal period. The foregoing representations and warranties are qualified by reference to the fact that Parent is being audited by the Internal Revenue Service and its Netherlands Subsidiary is being audited by The Inland Revenue.

            5.11 Correctness of Financial Statements.

Borrowers' audited, consolidated Financial Statement as of its fiscal year ended December 31, 2001, and all other information and data furnished by Borrowers to Bank in connection therewith, are complete and correct in all material respects and accurately and fairly present in all material respects the financial condition and results of operations of Borrowers and the Subsidiaries as of their respective dates. Any forecasts of future financial performance delivered by Borrowers to Bank have been made in good faith and are based on reasonable assumptions and investigations by Borrowers. Said audited Financial Statement have been prepared in accordance with GAAP. Since the date of such audited Financial Statement, there has been no change in any Borrower's financial condition or results of operations sufficient to have a Material Adverse Effect. Borrowers and the Subsidiaries (other than the Excluded Subsidiaries) have no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

            5.12 ERISA.

Neither any Borrower nor any member of the ERISA Group maintains or contributes to any Plan or Multiemployer Plan, other than those listed on Schedule 5.12. Except as set forth on Schedule 5.12, each Borrower and each member of the ERISA Group have satisfied the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Multiemployer Plan to which it is obligated to contribute. Except as set forth in Schedule 5.12, no ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Effect. None of Borrowers, any member of the ERISA Group, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect (other than to make regularly scheduled required contributions and to pay Plan benefits in the normal course) under any applicable law, treaty, rule, regulation, or agreement. Neither Borrowers nor any member of the ERISA Group is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code. Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

            5.13 Other Obligations.


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
Neither any Borrower nor any Subsidiary (other than the Excluded Subsidiaries) is in default on any (i) Debt in the aggregate principal amount among all Borrowers in excess of $500,000 or (ii) any other lease, commitment, contract, instrument or obligation which is material to the operation of its business.

            5.14 Public Utility Holding Company Act.

No Borrower is a holding company, or an affiliate of a holding company or a subsidiary company of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            5.15 Investment Company Act.

No Borrower is an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

            5.16 Patents, Trademarks, Copyrights, and Intellectual Property, etc.

Each Borrower and each Subsidiary (other than the Excluded Subsidiaries) has all necessary, patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises in order for it to conduct its business and to operate its Assets, without known conflict with the rights of third Persons. The consummation of the transactions contemplated by this Agreement will not alter or impair any of such rights of any Borrower or any Subsidiary (other than the Excluded Subsidiaries). No adverse judgments or pending material claims have been made with respect to each Borrower's and each Subsidiary's (other than Excluded Subsidiaries) title to or the validity of any unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, except as may be as set forth on Schedule C to the Patent and Trademark Security Agreement. The representations and warranties set forth in this Section 5.16 are qualified by reference to the matters disclosed in a letter, dated November 25, 2002, from Sheppard, Mullin, Richter & Hampton, counsel to Borrowers, addressed to Bank.

            5.17 Environmental Condition.

(i) None of any Borrower's or any Subsidiary's (other than the Excluded Subsidiaries) Assets has ever been used by any Borrower or such Subsidiary (other than the Excluded Subsidiaries) or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials; (ii) none of any Borrower's or any Subsidiary's (other than the Excluded Subsidiaries) Assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (iii) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Borrower or any Subsidiary; (other than the Excluded Subsidiaries) and (iv) neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any Subsidiary (other than the Excluded Subsidiaries) resulting in the releasing or disposing of Hazardous Materials into the environment.

            5.18 Solvency.

Both before and after giving effect to this Agreement, the Loan Documents and the Purchase Documents, and the transactions contemplated hereby and thereby, each Borrower and each Subsidiary (other than the Excluded Subsidiaries) is Solvent. No transfer of property is being made by any Borrower or any Subsidiary and no obligation is being incurred by any Borrower or any Subsidiary in connection with the transactions contemplated by this Agreement, the Loan Documents or the Purchase Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower any Subsidiary.

            5.19 Eligible Accounts.

The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of a Borrower's business, and, to the Knowledge of Borrowers, are owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not,

                (a) owed by an employee, Affiliate, or agent of any Borrower,

                (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

                (c) payable in a currency other than Dollars,

                (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

                (e) to the Knowledge of Borrowers, owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

                (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, and

                (h) an Account that has not been billed to the customer.


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

            5.20 Eligible Inventory.

All Eligible Inventory consists of shoes, footwear and apparel of good and merchantable quality, free from defects. As to each item of Eligible Inventory, such Inventory is (i) owned by the applicable Borrower free and clear of all Liens other than Permitted Liens; (ii) either located at one of the locations set forth on Schedule 1.1E or in transit from one such location to another such location; (iii) not located on real property leased by a Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; (iv) not goods that have been returned or rejected by the applicable Borrower's customers, and (v) not goods that are obsolete or slow moving, restrictive or custom items, raw materials work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

            5.21 Acquisition.

The Acquisition has been duly consummated in accordance with the terms of the Purchase Agreement and all applicable laws, rules and regulations, and legal title to the Assets covered thereby has been duly transferred, assigned and conveyed to Parent, and Parent and/or Holbrook is the legal owner and title holder of all such Assets, free and clear of all Liens and claims of third Persons, other than Permitted Liens. Without limiting the generality of the foregoing, (i) Parent and Sellers have complied with all applicable laws relating to the Acquisition, including the Hart-Scott Rodino Act and bulk sales laws, and (ii) title to all intellectual property Assets purchased by Parent pursuant to the Acquisition has been duly transferred to Parent on the records of the applicable federal filing offices (to the extent such transfer is required to vest Parent with title to such Assets).

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            Each Borrower covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations, all of Bank's obligations hereunder have been terminated and no Letters of Credit are outstanding, such Borrower shall:

            6.1 Punctual Payments.

Punctually pay the interest and principal on the Loans, the Fees and all Expenses and any other fees and liabilities due under this Agreement and the Loan Documents at the times and place and in the manner specified in this Agreement or the Loan Documents.

            6.2 Books and Records; Collateral Audits.


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
Maintain, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to maintain, adequate books and records in accordance with GAAP, and permit any officer, employee or agent of Bank, at any time (upon one (1) Business Day's notice unless an Event of Default has occurred and is continuing, in which event no notice shall be required) and from time to time (but not more than twice per year unless an Event of Default has occurred and is continuing),
(a) to inspect, audit and examine such books and records, and to make copies of the same, and/or (b) to audit the Accounts and the Inventory in order to verify such Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Accounts and/or the Inventory. In connection therewith, Borrowers shall pay to Bank Bank's standard audit fee ("Audit Fee") for each audit plus all Expenses in connection therewith, payable upon demand. The Audit Fee shall in no event exceed $1,500 per auditor per day.

            6.3 Collateral Reporting and Financial Statements.

Deliver to Bank the following, all in form and detail reasonably satisfactory to Bank and in such number of copies as Bank may reasonably request:

                (a) (x) as soon as available but not later than twenty (20) days after the end of each month, (i) a detailed aging, by total, of the Accounts, and upon Bank's request, a reconciliation to the detailed calculation of the Borrowing Base previously provided to Bank, (ii) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, (iii) back log reports, approved purchase order reports, pre-sold Inventory reports, and Inventory reports, (iv) a Borrowing Base Certificate, (v) an accrued vendor invoice report (or similar accounts payable and accrual report), and (vi) an accrued Inventory recap report (or similar accounts payable and accrual report); and (y) a backlog report on a quarterly basis;

                (b) as soon as available but not later than thirty (30) days after the end of each month, a consolidated internally prepared Financial Statement for Borrowers and the Subsidiaries which shall include Borrowers' and the Subsidiaries' consolidated balance sheet as of the close of such period, and Borrowers' and the Subsidiaries' consolidated statement of income and retained earnings and consolidated statement of cash flow for such period and year to date, certified by the Chief Financial Officer of Borrowers, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct and fairly presenting in all material respects Borrowers' and its Subsidiaries' financial condition and results of operations for such period;

                (c) as soon as available but not later than forty-five (45) days after the end of each quarterly accounting period, a Compliance Certificate from the Chief Financial Officer of Borrowers, stating, among other things, that he or she has reviewed the provisions of this Agreement and the Loan Documents and that, to the best of his or her knowledge after due and diligent inquiry there exists no Event of Default or Unmatured Event of Default, and containing the calculations and other details necessary to demonstrate compliance with Sections
7.12 and 7.15;

                (d) as soon as available but not later than sixty (60) days after the end of each fiscal year, an annual operating budget for the following fiscal year;

                (e) as soon as available but not later than one hundred twenty
(120) days after the end of each fiscal year, a complete copy of Borrowers' and the Subsidiaries' consolidated audited Financial Statement, which shall include at least Borrowers' and the Subsidiaries' balance sheet as of the close of such fiscal year, and Borrowers' and the Subsidiaries' statement of income and retained earnings and statement of cash flow for such fiscal year, certified by KPMG LLP or another certified public accountant selected by Borrower and reasonably satisfactory to Bank, which certificate shall not be qualified in any manner whatsoever;

                (f) as soon as available but not later than fifteen (15) days after filing thereof with the SEC, (i) copies of each annual or quarterly report, proxy or Financial Statement or other report or communications sent to the Shareholders of Parent, and (ii) copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the SEC;

                (g) promptly upon receipt by any Borrower, copies of any and all reports and management letters submitted to a Borrower or any Subsidiary by any certified public accountant in connection with any examination of any Borrower's or any Subsidiary's financial records made by such accountant; and

                (h) from time to time, operating statistics, operating plans and any other information as Bank may reasonably request, promptly upon such request.

            6.4 Existence; Preservation of Licenses; Compliance with Law.

Preserve and maintain, and cause each Subsidiary (other than the Excluded Subsidiaries) to preserve and maintain, its corporate existence and good standing in the state of its organization, qualify and remain qualified, and cause each Subsidiary (other than the Excluded Subsidiaries) to qualify and remain qualified, as a foreign corporation in every jurisdiction where the failure to be so qualified could have a Material Adverse Effect; and preserve, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to preserve, all of its licenses, permits, governmental approvals, rights, privileges and franchises required for its operations; and comply, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to comply, with the provisions of its Governing Documents; and comply, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to comply, with the requirements of all applicable laws, rules, regulations, orders of any Governmental Authority having authority or jurisdiction over it, except for such laws, rules and regulations where the failure to so comply could not have a Material Adverse Effect, and comply, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to comply, with all requirements for the maintenance of its business, insurance, licenses, permits, governmental approvals, rights, privileges and franchises.

            6.5 Insurance.

                (a) Maintain, at Borrowers' expense, insurance respecting its Assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Bank. Borrowers shall deliver copies of all such policies to Bank with a satisfactory lender's loss payable endorsement naming Bank as sole loss payee or, in the case of equipment or real estate which is subject to a Purchase Money Lien, an additional insured, and shall contain a waiver of warranties; provided, however, that Bank shall be listed as an additional insured with respect to losses of any equipment that are subject to a Purchase Money Lien or otherwise financed by a lender other than under this Agreement. Every policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Bank in the event of cancellation of the policy for any reason whatsoever, and the insurer's agreement that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Borrower or Bank which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

                (b) Original policies or certificates thereof satisfactory to Bank evidencing such insurance shall be delivered to Bank as soon as available but in no event less than one (1) day prior to the expiration of the existing or preceding policies. Parent shall give Bank prompt notice of any loss covered by such insurance in excess of $500,000. Upon the occurrence and during the continuance of an Event of Default, Bank shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Bank to be applied at the option of either to the prepayment of the Obligations without premium or shall be disbursed to Parent under staged payment terms reasonably satisfactory to Bank for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. In the event of any prepayment of the Obligations pursuant to the foregoing prior to the Revolving Loans Maturity Date, the Revolving Credit Commitment shall be permanently reduced pro rata by the amount of such prepayment. Upon the occurrence of an Event of Default, Bank shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Bank shall determine. Borrowers shall, concurrently with the annual Financial Statements required to be delivered by Borrowers pursuant to Section 6.3(e), deliver to Bank, as Bank may request, copies of certificates describing all insurance of Borrowers and the Subsidiaries then in effect.

            6.6 Assets.

Maintain, keep and preserve, and cause each Subsidiary (other than the Excluded Subsidiaries) to maintain, keep and preserve, all of its Assets (tangible or intangible) which are necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such Assets shall be fully and efficiently preserved and maintained.

            6.7 Taxes and Other Liabilities.

Pay and discharge when due, and cause each Subsidiary (other than the Excluded Subsidiaries) to pay and discharge when due, any and all assessments and taxes, both real or personal and including federal and state income taxes, and any and all other Permitted Debt.

            6.8 Notice to Bank.

Promptly, upon any Borrower acquiring Knowledge thereof, give written notice to Bank of:

                (a) all litigation affecting any Borrower or any Subsidiary (other than the Excluded Subsidiaries) where the amount in controversy is in excess of Five Hundred Thousand Dollars ($500,000);

                (b) any material dispute which may exist between any Borrower or any Subsidiary (other than the Excluded Subsidiaries), on the one hand, and any Governmental Authority, on the other;

                (c) any labor controversy resulting in or threatening to result in a strike against any Borrower or any Subsidiary (other than the Excluded Subsidiaries);

                (d) any proposal by any Governmental Authority to acquire the Assets or business, valued in the aggregate in excess of $500,000, of any Borrower or any Subsidiary (other than the Excluded Subsidiaries), or to compete with any Borrower or any Subsidiary (other than the Excluded Subsidiaries);

                (e) any reportable event under Section 4043(c)(5), (6) or (13) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4041(c) or (e) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year;

                (f) any Event of Default or Unmatured Event of Default; and

                (g) any other matter which has resulted or reasonably could be expected to have a Material Adverse Effect.

            6.9 Employee Benefits.

                (a) (i) Promptly, and in any event within ten (10) Business Days after any Borrower obtains Knowledge that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Effect, deliver or cause to be delivered a written statement of the Chief Financial Officer of Parent describing such ERISA Event and any action that is being taken with respect thereto by Borrowers or member of the ERISA Group, and any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC. Each Borrower shall (i) be deemed to know all facts known by the administrator of any Plan of which it is the plan sponsor; (ii) promptly and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, deliver or cause to be delivered a copy of each funding waiver request filed with respect to any Plan and all communications received by any Borrower or, to the knowledge of any Borrower, any member of the ERISA Group with respect to such request; and
(iii) promptly and in any event within three (3) Business Days after receipt by Borrowers or, to the Knowledge of Borrowers, any member of the ERISA Group, of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice.

                (b) Cause to be delivered to Bank, upon Bank's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements of other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of any Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three (3) most recent Plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three (3) Plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any Borrower or any member of the ERISA Group to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to any Borrower or any member of the ERISA Group regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrowers under any Retiree Health Plan.

            6.10 Further Assurances.

Execute and deliver, or cause to be executed and delivered, upon the request of Bank and at Borrowers' expense, such additional documents, instruments and agreements as Bank may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the Loan Documents, and the transactions and actions contemplated hereunder and thereunder.

            6.11 Bank Accounts.

Maintain, and cause each Subsidiary (other than the Excluded Subsidiaries) to maintain, its cash on hand and cash equivalent investments in deposit accounts at Bank or any of its Subsidiaries. Notwithstanding the foregoing, Borrowers and the Subsidiaries shall be permitted to maintain cash in deposit accounts other than at Bank, provided that (i) such deposit accounts are listed on Schedule 1 to the Security Agreement (Borrowers), (ii) the cash on deposit in all of such deposit accounts does not exceed $250,000, in the aggregate, at any time, and
(iii) upon Bank's request, Borrowers shall promptly deliver to Bank such control agreements and/or other agreements, instruments and documents, fully and duly executed, as Bank shall reasonably require to perfect and maintain perfected Bank's security interest in such deposit accounts, all in form and substance reasonably satisfactory to Bank.

            6.12 Environment.

Be and remain, and cause each Subsidiary (other than the Excluded Subsidiaries) and each operator of any of any Borrower's or any Subsidiary's (other than the Excluded Subsidiaries) Assets to be and remain, in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Bank immediately of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other Person; notify Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Bank's request, and at Borrowers' expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to Bank, and such other and further assurances reasonably satisfactory to Bank that the condition has been corrected.

            6.13 Additional Collateral.

                (a) With respect to any Assets (or any interest therein) acquired after the Closing Date by any Borrower or any Subsidiary (other than the Excluded Subsidiaries) that are of a type covered by the Lien created by any of the Loan Documents but which are not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof): (i) execute and deliver, or cause such Subsidiary (other than the Excluded Subsidiaries) to execute and deliver, to Bank such amendments to the relevant Loan Documents or such other documents as Bank shall deem necessary or advisable to grant to Bank a Lien on such Assets (or such interest therein), (ii) take all actions, or cause such Subsidiary (other than the Excluded Subsidiaries) to take all actions, necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by Bank, (iii) if requested by Bank, deliver to Bank legal opinions relating to the matters described in the immediately preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Bank, and (iv) if requested by Bank, deliver to Bank evidence of insurance as required by Section 6.5.

                (b) Without limiting the generality of Section 6.13(a), except as otherwise provided in Section 6.13(c), each Borrower shall pledge to Bank all of its right, title and interest in and to the Capital Stock of each presently existing and hereafter acquired or formed Subsidiaries pursuant to a Stock Pledge Agreement, and such Borrower shall take such actions as Bank shall reasonably require to perfect its security interest in all such Capital Stock; provided that Borrowers shall not acquire or form any new Subsidiaries except as otherwise permitted under Section 7.8(b).

                (c) Notwithstanding Section 6.13(b), Borrowers shall only be required to pledge sixty-five percent (65%) of the Capital Stock of the Excluded Subsidiaries (except with respect to any Excluded Subsidiary that is treated as a disregarded entity under the I.R.C., Borrowers shall comply with Section 6.13(b) and this Section 6.13(c) shall not be applicable).

            6.14 Guarantors.

Cause each and every now existing and hereafter acquired or formed Subsidiary (other than any Borrower and the Excluded Subsidiaries) to execute and deliver to Bank a Guaranty and Security Agreement (Subsidiary), in form and substance satisfactory to Bank.

            6.15 Returns.

Cause returns and allowances, as between any Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, such Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Bank upon its request) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, such Borrower promptly shall determine the reason for such return and, if Bank consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Bank upon its request) in the appropriate amount to such Account Debtor.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            Each Borrower further covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations, all of Bank's, obligations hereunder have been terminated and no Letters of Credit are outstanding, such Borrower shall not:

            7.1 Use of Funds; Margin Regulation.

                (a) Use any proceeds of the Revolving Loans for any purpose other than (i) for working capital, (ii) for general corporate purposes, (iii) to refinance the Obligations outstanding under the Prior Agreement, and/or (iv) for payment to Sellers of amounts owing to them on the Closing Date pursuant to the Purchase Agreement;

                (b) Use any proceeds of the Term Loan for any purpose other than for payment to Sellers of amounts owing to them on the Closing Date pursuant to the Purchase Agreement; or

                (c) Use any portion of the proceeds of the Loans in any manner which might cause the Loans, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.

            7.2 Debt.

Create, incur, assume or suffer to exist, or permit any Subsidiary (other than the Excluded Subsidiaries) to create, incur, assume or suffer to exist, any Debt except Permitted Debt.

            7.3 Liens.

Create, incur, assume or suffer to exist, or permit any Subsidiary (other than the Excluded Subsidiaries) to create, incur, assume or suffer to exist, any Lien (including the lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens; or sign or file, or permit any Subsidiary (other than the Excluded Subsidiaries) to sign or file, under the UCC as adopted in any jurisdiction, a financing statement which names any Borrower or any Subsidiary (other than the Excluded Subsidiaries) as a debtor, except with respect to Permitted Liens, or sign, or permit any Subsidiary (other than the Excluded Subsidiaries) to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, except with respect to Permitted Liens.

            7.4 Merger, Consolidation, Transfer of Assets.

Wind up, liquidate or dissolve, reorganize, reincorporate, merge or consolidate with or into any other Person, or acquire all or substantially all of the Assets or the business of any other Person, or permit any Subsidiary to do so; provided, however, upon prior written notice to Bank, any Subsidiary may merge into or consolidate with or transfer Assets to any Borrower or any other Subsidiary.

            7.5 Leases.

Create, incur, assume or suffer to exist, or permit any Subsidiary (other than the Excluded Subsidiaries) to create, incur, assume or suffer to exist, any obligation as a lessee for the rental or hire of any real or personal property, other than (i) leases that have been or should be capitalized in accordance with GAAP, (ii) leases (other than Capital Leases) that do not in the aggregate require payments (including taxes, insurance, maintenance, and similar expenses which any Borrower or any Subsidiary (other than the Excluded Subsidiaries) is required to pay under the terms of any lease) in excess of Five Hundred Thousand Dollars ($500,000) on a consolidated basis for Borrowers and the Subsidiaries (other than the Excluded Subsidiaries) in any fiscal year of Borrowers (or (x) One Million Dollars ($1,000,000) on a consolidated basis for Borrowers and the Subsidiaries (other than the Excluded Subsidiaries) in any fiscal year of Borrowers in the event that Parent shall, subject to the terms of the Security Agreement, relocate its chief executive office from the location listed on the signature page hereof, and/or (y) One Million Dollars ($1,000,000) on a consolidated basis for Borrowers and the Subsidiaries (other than the Excluded Subsidiaries) in any fiscal year of Borrowers in the event that Parent shall, subject to the terms of the Security Agreement, relocate its distribution center), and (iii) the leases identified on Schedule 7.5.

            7.6 Sales and Leasebacks.

Sell, transfer, or otherwise dispose of, or permit any Subsidiary (other than the Excluded Subsidiaries) to sell, transfer, or otherwise dispose of, any real or personal property to any Person, and thereafter directly or indirectly leaseback the same or similar property.

            7.7 Asset Sales.

Conduct any Asset Sale, or permit any Subsidiary (other than the Excluded Subsidiaries) to do so, other than (i) sales of Inventory in the ordinary course of business, (ii) dispositions of obsolete, worn or nonfunctional equipment, (iii) sales of Assets generating aggregate Net Cash Proceeds of no more than $500,000 in any fiscal year, (iv) sales of marketable securities, (v) licensing of intellectual property in the ordinary course of business, and (vi) other Asset Sales approved in writing by Bank (which approval shall not be unreasonably withheld or delayed).

            7.8 Investments.

                (a) Except as otherwise permitted by clauses (b), (c) and (d) of this Section 7.8, make any loans or advances to, or any investment in, any Person (other than Permitted Investments); or acquire, or permit any Subsidiary to acquire, any Capital Stock, (other than pursuant to Parent's stock buyback program), Assets, obligations, or other securities of, make any contribution to, or otherwise acquire any interest in, any Person; or acquire or form or permit any Subsidiary (other than the Excluded Subsidiaries) to acquire or form, any new Subsidiary (other than the Excluded Subsidiaries); or participate, or permit any Subsidiary to participate, as a partner or joint venturer with any other Person.

                (b) Notwithstanding the terms of Section 7.8(a), any Borrower may acquire or form, and permit any Subsidiary to acquire or form, any new Subsidiary or the Assets of another Person; provided that (i) the acquisition costs for all such acquisitions (including the total consideration paid to the seller(s), taxes, fees and other transaction costs), does not exceed, in the aggregate, Ten Million Dollars ($10,000,000), (ii) such acquisition is of a business engaged in the manufacture, design, marketing, distribution and/or sale (wholesale or retail) of apparel, shoes, footwear and/or outdoor sporting goods,
(iii) Borrowers shall have complied with Sections 6.13 and 6.14, (iv) the acquisition shall not be hostile, and (v) prior to the consummation of the acquisition, Borrowers shall have demonstrated to the reasonable satisfaction of Bank that both before and, on a pro forma basis after giving effect to such acquisition, no Event of Default shall be continuing or will result therefrom.

                (c) Notwithstanding the terms of Section 7.8(a), Parent shall be permitted to consummate the Acquisition in accordance with the terms and conditions of the Purchase Agreement.

                (d) Notwithstanding the terms of Section 7.8(a), Borrowers shall be permitted to make loans and advances (i) to their employees, provided that such loans and advances do not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding at any time, (ii) to any Subsidiary and (iii) to any Excluded Subsidiary, provided that such net loans and advances to Excluded Subsidiaries do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate per calendar year.

            7.9 Character of Business.

Engage in any business activities or operations substantially different from or unrelated to its present business activities and operations, or permit any Subsidiary (other than the Excluded Subsidiaries) to do so (it being specifically acknowledged by Bank that Borrowers may directly or indirectly engage in the retail sale of apparel, footwear and shoes and in the licensing of intellectual property to be used in connection with the sale of consumer goods).

            7.10 Distributions.

                (a) Except as otherwise permitted by Section 7.10(b), make any Restricted Payments, or permit any Subsidiary to do so (other than an Excluded Subsidiary).

                (b) Notwithstanding the terms of Section 7.10(a), (i) any Borrower (other than Parent) and any Subsidiary may declare and pay Distributions to its parent, (ii) Parent may make Restricted Payments pursuant to its stock buyback program provided that the proceeds of the Loans may not be used for such purpose, and (iii) Parent shall be permitted to redeem for cash shares of preferred stock issued to Thatcher so long as such redemption is permitted under the terms of the Note Purchase Agreement.

            7.11 Guaranty.

Assume, guaranty (other than any guaranty of the Debt owing by Douglas B. Otto to Bank and other than any guaranty issued on behalf of an Australian supplier in an aggregate amount not to exceed $500,000 from time to time), endorse (other than checks and drafts received by a Borrower in the ordinary course of business so long as an Event of Default has not occurred), or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary (other than the Excluded Subsidiaries) to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, any agreement to purchase any obligation, stock, Assets, goods, or services or to supply or advance any funds, Assets, goods, or services, or any agreement to maintain or cause such Person to maintain, a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for the obligations of any other Person (other than a Borrower); or pledge or hypothecate, or permit any Subsidiary (other than the Excluded Subsidiaries) to pledge or hypothecate, any of its Assets as security for any liabilities or obligations of any other Person (other than a Borrower).

            7.12 Capital Expenditures.

Make, or permit any Subsidiary (other than the Excluded Subsidiaries) to make, any Capital Expenditures, or any commitments therefor, in excess of Two Million Dollars ($2,000,000) in the aggregate, on a consolidated basis, in any fiscal year.

            7.13 Transactions with Affiliates.

Enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate (other than with Parent or with a Subsidiary that is not an Excluded Subsidiary), or permit any Subsidiary (other than the Excluded Subsidiaries) to enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate (other than with Parent or with a Subsidiary that is not an Excluded Subsidiary), other than in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate. Notwithstanding the foregoing, (a) Parent shall be permitted to sell to Holbrook the foreign intellectual property assets acquired in the Acquisition, and Holbrook shall be entitled to repay the purchase price thereof, all in accordance with terms agreed to between Holbrook and Parent, and (b) Parent may provide management services to Holbrook in consideration of a management fee payable by Holbrook to Parent.

            7.14  Stock Issuance.

Permit any Subsidiary to issue any additional Capital Stock.

            7.15  Financial Condition.

Permit or suffer:

                  (a) the Quick Ratio, measured as of the end of each fiscal quarter of Parent, at any time to be less than the ratio set forth in the table below opposite the applicable test period:

          TEST DATE / PERIOD:                     MINIMUM QUICK RATIO:
          -------------------                     --------------------
                12/31/02                                0.65:1.0
         01/01/03 -- 12/31/003                          0.70:1.0
        01/01/04 and thereafter                         0.85:1.0

                (b) Consolidated Net Profit, or Consolidated Net Loss, for any fiscal quarter of Parent, to be less, or greater, as applicable, than the amount set forth in the table below opposite the applicable fiscal quarter:

                FISCAL                       MINIMUM QUARTERLY CONSOLIDATED
                QUARTER                          NET PROFIT (OR MAXIMUM
                ENDING:                     QUARTERLY CONSOLIDATED NET LOSS):
               ---------                    ---------------------------------
                12/31/02                               $  300,000
                03/31/03                               $2,000,000
                06/30/03                               $  700,000
                09/30/03                               $ (500,000)

                12/31/03                               $  500,000
                03/31/04                               $2,000,000
                06/30/04                               $  700,000
                09/30/03                               $ (500,000)
                12/31/04                               $  500,000

                (c) Consolidated Pretax Profit to be less than $500,000 for the fiscal year of Parent ending December 31, 2002, or the Consolidated Net Profit to be less than $4,000,000 for any fiscal year of Parent, commencing with the fiscal year ending December 31, 2003.

                (d) The Senior Debt to Consolidated EBITDA Ratio, measured as of the end of each fiscal quarter of Parent, at any time to be greater than the ratio set forth in the table below opposite the applicable fiscal quarter:

                                                         MAXIMUM
                 FISCAL                              SENIOR DEBT TO
            QUARTER ENDING:                    CONSOLIDATED EBITDA RATIO:
            ---------------                    --------------------------
                12/31/02                                2.25:1.0
                3/31/03                                 2.25:1.0
    06/30/03 and each fiscal quarter                    1.50:1.0
               thereafter

                (e) The Cash Flow Coverage Ratio, measured as of the end of each fiscal quarter of Parent, commencing with the fiscal quarter ending December 31, 2002, at any time to be less than 1.50:1.0.

                (f) Consolidated Effective Tangible Net Worth, measured as of the end of each fiscal quarter of Parent, commencing with the fiscal quarter ending December 31, 2002, at any time to be less than the sum of (i) $18,500,000 plus, (ii) on a cumulative basis, 75% of the Consolidated Net Profit (but in no event less than zero) for each fiscal year, commencing with the fiscal year ending December 31, 2003, and minus (iii) on a cumulative basis, any payments made to Peninsula that are permitted to be made pursuant to the terms of the Subordination Agreement (Peninsula).

            7.16 Transactions Under ERISA.

Directly or indirectly:

                (a) engage, or permit any member of the ERISA Group to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                (b) permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                (c) fail, or permit any member of the ERISA Group to fail, to pay timely required contributions or installments due with respect to any waived funding deficiency to any Plan;

                (d) terminate, or permit any member of the ERISA Group to terminate, any Plan where such event would result in any liability of any Borrower or any member of ERISA Group under Title IV of ERISA;

                (e) fail, or permit any member of the ERISA Group to fail, to make any required contribution or payment to any Multiemployer Plan;

                (f) fail, or permit any member of the ERISA Group to fail, to pay to a Plan or Multiemployer Plan any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                (g) amend, or permit any member of the ERISA Group to amend, a Plan resulting in an increase in current liability for the plan year such that either of any Borrower or any member of the ERISA Group is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

                (h) withdraw, or permit any member of the ERISA Group to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of any Borrower, any of the Subsidiaries or any member of the ERISA Group in excess of Five Hundred Thousand Dollars ($500,000).

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

            8.1 Events of Default.

The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:


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                (a) Borrowers fail to pay when due any payment of principal due on the Loans, or fail to pay within three (3) days of the due date thereof any interest due on the Loans, the Fees, any Expenses, or any other amount payable hereunder or under any Loan Document;

                (b) Borrowers fail to observe or perform any of the covenants and agreements set forth in Article VII;

                (c) Borrowers or any Guarantor fail to observe or perform any covenant or agreement set forth in this Agreement or the Loan Documents (other than those covenants and agreements described in Sections 8.1(a) and 8.1(b)), and such failure continues for fifteen (15) days after the earlier to occur of
(i) Borrowers obtaining Knowledge of such failure or (ii) Bank's dispatch of notice to Borrowers of such failure;

                (d) Any representation, warranty or certification made by any Borrower or any Guarantor or any officer or employee of any Borrower or any Guarantor in this Agreement or any Loan Document, in any certificate, financial statement or other document delivered pursuant to this Agreement or any Loan Document proves to have been misleading or untrue in any material respect when made or if any such representation, warranty or certification is withdrawn;

                (e) Any Borrower or any Guarantor fails to pay when due any payment in respect of its Debt (including any Subordinate Debt) in the aggregate principal amount in excess of $500,000 (other than under this Agreement) in the aggregate principal amount in excess of $500,000;

                (f) Any event or condition occurs that: (i) results in the acceleration of the maturity of any of any Borrower's or any Guarantor's Debt (including any Subordinate Debt) in the aggregate principal amount in excess of $500,000; or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

                (g) Any Borrower or any Guarantor commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its Debt as it becomes due, or takes any action to authorize any of the foregoing;

                (h) An involuntary Insolvency Proceeding is commenced against any Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur: (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, Borrower or such Guarantor; or (iv) an order for relief shall have been issued or entered therein;



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                (i) Any Borrower or any Guarantor suffers (i) one or more money judgments in excess of $500,000 in the aggregate over applicable insurance coverage or (ii) one or more writs, warrants of attachment, or similar process involving Assets valued in the aggregate in excess of $500,000, and any of the foregoing shall continue in effect for a period of thirty (30) days without being vacated, discharged, satisfied, stayed or bonded pending appeal;

                (j) A judgment creditor obtains possession of any of the Assets valued in the aggregate in excess of $500,000 of any Borrower or any Guarantor by any means, including levy, distraint, replevin, or self-help,

                (k) Any order, judgment or decree is entered decreeing the dissolution of any Borrower or any Guarantor, or any Guarantor dies;

                (l) Any Borrower or any Guarantor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                (m) A notice of lien, levy or assessment is filed of record with respect to any or all of any Borrower's or any Guarantor's Assets valued in the aggregate in excess of $500,000 by any Governmental Authority, or any taxes or debts owing at any time hereafter to any Governmental Authority becomes a Lien, whether inchoate or otherwise, upon any or all of any Borrower's or any Guarantor's Assets valued in the aggregate in excess of $500,000 and the same is not paid on the payment date thereof;

                (n) If any Borrower's or any Guarantor's records are prepared and kept by an outside computer service bureau on the Closing Date or during the term of this Agreement such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, such Borrower or Guarantor terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, such Borrower's or Guarantor's financial condition or the results of such Borrower's or Guarantor's operations;

                (o) Any reportable event, which Bank determines constitutes grounds for the termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Parent by Bank, or any such Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any Plan and in case of any event described in this Section 8.1(p), the aggregate amount of Borrowers' liability to the PBGC under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of the Consolidated Effective Tangible Effective Net Worth;

                (p) Any Change of Control occurs;


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                (q) Any of the Loan Documents fails to be in full force and effect for any reason, or Bank fails to have a perfected, first priority Lien in and upon all of the collateral assigned or pledged to Bank thereunder, or a breach, default or an event of default occurs under any Loan Document; or

                (r) Any other Material Adverse Effect occurs.

            8.2 Remedies.

Upon the occurrence of any Event of Default described in Section 8.1(g) or 8.1(h), Bank's obligation hereunder to make Loans to Borrowers and/or Bank's to issue Letters of Credit shall immediately terminate and the Obligations shall become immediately due and payable without any election or action on the part of Bank, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives. Upon the occurrence and continuance of any other Event of Default, either or both of the following actions may be taken: (i) Bank may without notice of its election and without demand, immediately terminate the Revolving Credit Commitment, whereupon Bank's obligation to make Loans to Borrowers and/or to issue Letters of Credit shall immediately cease; and (ii) Bank may, without notice of its election and without demand, declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

            8.3 Setoff.

During the continuance of an Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrowers (any such notice being expressly waived by each Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrowers, against any and all of the Obligations owing to Bank, irrespective of whether Bank shall have made any demand under this Agreement or the Loan Documents, and although the Obligations may be unmatured. Bank agrees promptly to notify Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            8.4 Appointment of Receiver or Trustee.

Borrowers hereby irrevocably agree that Bank, has the right under this Agreement, upon the occurrence of an Event of Default, to seek the appointment of a receiver, trustee or similar official over Borrowers to effect the transactions contemplated by this Agreement, and that Bank is entitled to seek such relief. Borrowers hereby irrevocably agree not to object to such appointment on any grounds.

            8.5 Remedies Cumulative.


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

The rights and remedies of Bank herein and in the Loan Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise.

                                   ARTICLE IX

                                      TAXES

            9.1 Taxes on Payments.

All payments in respect of the Obligations shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, levies, imposts, deductions, charges, withholdings, assessments or governmental charges, and all liabilities with respect thereto, imposed by the United States of America, any foreign government, or any political subdivision or taxing authority thereof or therein, excluding any taxes imposed on Bank under the Internal Revenue Code or similar state and local laws and determined by such Bank's net income, and any franchise taxes imposed on Bank by any state (or any political subdivision thereof) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, assessments, charges and liabilities being hereinafter referred to as "Taxes"). If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to Bank, then Borrowers shall (i) increase the amount of such payment so that Bank will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, and (ii) pay such Taxes to the appropriate taxing authority for the account of Bank prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, if any such penalties or interest shall become due, Borrowers shall make prompt payment thereof to the appropriate taxing authority.

            9.2 Indemnification For Taxes.

Borrowers shall indemnify Bank for the full amount of Taxes (including penalties, interest, expenses and Taxes arising from or with respect to any indemnification payment) arising therefrom or with respect thereto, whether or not the Taxes were correctly or legally asserted. This indemnification shall be made on demand. If Borrowers make a payment under Section 9.1 or this Section
9.2 for account of Bank and Bank reasonably determines that it has received or been granted a credit against or relief or remission for, or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to Borrower such amount as Bank shall have reasonably determined to be attributable to such deduction or withholding. The amount paid by Bank to Borrowers pursuant to the immediately preceding sentence shall not exceed: (x) in the case of a refund of cash, the amount of cash refunded to Bank with respect to such Tax; or (y) in the case of a refund taking the form of a credit against Tax, the economic benefit to Bank with respect to the amount received as credit with respect to such Tax. Borrowers further agree promptly to return to Bank the amount of any credit or refund actually paid to Borrowers by Bank if Bank is required to repay it.

            9.3 Evidence of Payment.


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
Within thirty (30) days after the date of payment of any Taxes, Borrower shall furnish to Bank the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment due hereunder or under the Notes, Borrowers shall furnish to Bank a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Bank, in either case stating that such payment is exempt from or not subject to Taxes.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 10.1. Each such notice, request or other communication shall be deemed given on the second (2nd) business day after mailing; provided that actual notice, however and from whomever given or received, shall always be effective on receipt; provided further that notices to Bank pursuant to Article II and Article III shall not be effective until received by a Responsible Officer of Bank; provided further that notices sent by Bank in connection with Bank's exercise of its enforcement rights against any of its collateral shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

            10.2 No Waivers.

No failure or delay by Bank in exercising any right, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            10.3 Expenses; Documentary Taxes; Indemnification.

                (a) Borrowers shall pay all Expenses on demand.

                (b) Borrowers shall pay all and indemnify Bank against any and all transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority and imposed by reason of the execution and delivery of this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith.

                (c) Each Borrower shall and hereby agrees to indemnify, protect, defend and hold harmless Bank and their respective directors, officers, Banks, employees and attorneys (collectively, the "Indemnified Persons" and individually, an "Indemnified Person") from and against (i) any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses (including attorneys' fees and attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by any Indemnified Person (except to the extent that it is finally


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
judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person) arising out of or by reason of any litigations, investigations, claims or proceedings (whether administrative, judicial or otherwise), including discovery, whether or not Bank is designated a party thereto, which arise out of or are in any way related to (1) this Agreement, the Loan Documents or the transactions contemplated hereby or thereby, (2) any actual or proposed use by Borrowers of the proceeds of the Loans, (3) Bank's entering into this Agreement, the Loan Documents or any other agreements and documents relating hereto, or (4) the Acquisition; (ii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses arising out of or by reason of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about any Borrower's operations or property or property leased by any Borrower of any material, substance or waste which is or becomes designated as Hazardous Materials; and (iii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses incurred in connection with any remedial or other action taken by any Borrower or Bank in connection with compliance by any Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person). If and to the extent that the obligations of Borrowers hereunder are unenforceable for any reason, Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations to Bank which is permissible under applicable law.

                (d) Borrowers' obligations under this Section 10.3 and under
Section 9.2 shall survive any termination of this Agreement and the Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement.

            10.4 Amendments and Waivers.

Neither this Agreement nor any Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.4. Bank may from time to time, (a) enter into with Borrowers or any other Person written amendments, supplements or modifications hereto and to the Loan Documents or (b) waive, on such terms and conditions as Bank may specify in such instrument, any of the requirements of this Agreement or the Loan Documents or any Event Default or Unmatured Event of Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given. Any such waiver and any such amendment, supplement or modification shall be binding upon Borrower, Bank and all future holders of the Loans. In the case of any waiver, Borrower and Bank shall be restored to their former positions and rights hereunder and under the Loan Documents, and any Event of Default or Unmatured Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or Unmatured Event of Default or impair any right consequent thereon.


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            Borrowers may, from time to time, prospectively amend any Schedule hereto or to any Loan Document. No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding section of the applicable agreement previously made are no longer true and correct in all material respects, nor shall any such amendment cure any Event of Default caused by a misrepresentation previously made.

            10.5 Successors and Assigns; Participations; Disclosure.

                (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all Bank's and any such prohibited assignment or transfer by Borrowers shall be void.

                (b) Bank may make, carry or transfer the Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of Bank or to any Federal Reserve Bank, all without Borrowers' consent.

                (c) Bank may, at its own expense, assign to one or more banks or other Eligible Assignees all or a portion of its rights (including voting rights) and obligations under this Agreement and the Loan Documents. In the event of any such assignment by Bank pursuant to this Section 10.5(c), Bank's obligations under this Agreement arising after the effective date of such assignment shall be released and concurrently therewith, transferred to and assumed by Bank's assignee to the extent provided for in the document evidencing such assignment, and Bank shall give prompt notice of such assignment to Borrowers. The provisions of this Section 10.5 relate only to absolute assignments (whether or not arising as the result of foreclosure of a security interest) and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by Bank of any Loan or the Note to any Federal Reserve Bank in accordance with applicable law.

                (d) Bank may at any time sell to one or more banks or other financial institutions (each a "Participant") participating interests in the Loans, the Letters of Credit and in any other interest of Bank hereunder. In the event of any such sale by Bank of a participating interest to a Participant, Bank's obligations under this Agreement shall remain unchanged, Bank shall remain solely responsible for the performance thereof, and Borrowers shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations under this Agreement. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article IX with respect to its participating interest.

                (e) Each Borrower authorizes Bank to disclose to any assignee under Section 10.5(c) or any Participant (either, a "Transferee") and any prospective Transferee any and all financial information in Bank's possession concerning Borrowers which has been delivered to Bank by Borrowers pursuant to this Agreement or which has been delivered to Bank by Borrowers in connection with Bank's credit evaluation prior to entering into this Agreement; provided that such Transferee or prospective Transferee has first agreed to be bound by the provisions of Section 11.6.


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
                (f) Each Borrower agrees that Bank may use Borrower's and the Subsidiaries' name(s) in advertising and promotional materials, and in conjunction therewith, Bank may disclose the amount of the Loans and the purpose thereof.

            10.6 Confidentiality.

Bank agrees to keep confidential any information relating to Borrower and the Subsidiaries previously delivered or delivered from time to time by Borrower hereunder; provided that nothing herein shall prevent Bank from disclosing such information: (a) to any Affiliate of Bank or any actual or potential Transferee that agrees to be bound by this Section 10.6, (b) upon order, subpoena, or other process of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over Bank, (d) which has been publicly disclosed (other than by Bank or any Transferee unless such disclosure was otherwise permitted hereunder), (e) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, (f) in connection with the exercise of any remedy, or the resolution of any dispute, hereunder or under any Loan Document, (g) to the legal counsel or certified public accountants for Bank or (h) as otherwise permitted by Borrower or as expressly contemplated by this Agreement.

            10.7 Counterparts; Effectiveness; Integration.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be effective when executed by each of the parties hereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            10.8 Severability.

The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

            10.9 Knowledge.

For purposes of this Agreement, an individual will be deemed to have knowledge of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. Each Borrower will be deemed to have knowledge of a particular fact or other matter if the chief executive officer, chief operating officer, chief financial officer, controller, treasurer, president, senior vice president or other such executive officer of such Borrower has, or at any time had, knowledge of such fact or other matter. Parent will be deemed to


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have knowledge of a partial fact or other matter if any other Borrower has knowledge of such fact or other matter.

            10.10 Additional Waivers.

                (a) Each Borrower agrees that checks and other instruments received by Bank in payment or on account of the Obligations constitute only conditional payment until such items are actually paid to Bank and each Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of the Obligations, and each Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

                (b) Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which such Borrower may in any way be liable.

                (c) Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrowers.

                (d) Each Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

            10.11 Destruction Of Borrowers' Documents.

Any documents, schedules, invoices or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Parent requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrowers' expense, for their return.

            10.12 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR


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RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

                (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT BANK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE BANK ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND BANK WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.12.

                (c) THE BORROWERS AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE BORROWERS AND BANK REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            10.13 Amended and Restated Agreement.

This Agreement amends and restates in its entirety, and continues the Obligations incurred under, the Prior Agreement.

                                   ARTICLE XI

                JOINT AND SEVERAL LIABILITY; SINGLE LOAN ACCOUNT

            11.1 Joint and Several Liability.

Each Borrower agrees that it is jointly and severally, directly and primarily liable to Bank for payment, performance and satisfaction in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrower. Bank may bring a separate action or


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actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrowers or whether the other Borrowers are joined in such action. In the event that any Borrower fails to make any payment of any obligation on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such obligations to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

            11.2 Primary Obligation; Waiver of Marshalling.

This Agreement and the Loan Documents to which Borrowers are a party are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to this Agreement or the Loan Documents to which Borrowers are a party. Each Borrower agrees that its liability under this Agreement and the Loan Documents which Borrowers are a party shall be immediate and shall not be contingent upon the exercise or enforcement by Bank of whatever remedies they may have against the other Borrowers, or the enforcement of any lien or realization upon any security Bank may at any time possess. Each Borrower consents and agrees that Bank shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations.

            11.3 Financial Condition of Borrowers.

Each Borrower acknowledges that it is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Bank for information, each Borrower hereby waives any and all rights it may have to require Bank to disclose to such Borrower any information which Bank may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

            11.4 Continuing Liability.

The liability of each Borrower under this Agreement and the Loan Documents to which Borrowers are a party includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Borrower hereby waives any right to revoke its liability under this Agreement and Loan Documents as to future indebtedness, and in connection therewith, each Borrower hereby waives any rights it may have under Section 2815 of the California Civil Code.

            11.5 Additional Waivers.

Each Borrower absolutely, unconditionally, knowingly, and expressly waives:


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                (a) (1) notice of acceptance hereof; (2) notice of any Loans or other financial accommodations made or extended under this Agreement and the Loan Documents to which Borrowers are a party or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to each Borrower's right to make inquiry of Bank to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents to which Borrowers are a party; (6) notice of any Unmatured Event of Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to Borrowers hereunder or under the Loan Documents to which Borrowers are a party) and demands to which such Borrower might otherwise be entitled.

                (b) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Bank to institute suit against, or to exhaust any rights and remedies which Bank has or may have against, the other Borrowers or any third party, or against any collateral for the Obligations provided by the other Borrowers, or any third party. Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers in respect thereof.

                (c) (1) any rights to assert against Bank any defense (legal and equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrowers or any other party liable to Bank; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense such Borrower has to performance hereunder, and any right such Borrower has to be exonerate, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Bank's rights or remedies against the other Borrowers; the alteration by Bank of the Obligations; any discharge of the other Borrowers' obligations to Bank by operation of law as a result of Bank's intervention or omission; or the acceptance by Bank of anything in partial satisfaction of the Obligations; and (4) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Borrower's liability hereunder.

                (d) Each Borrower absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Bank including any defense based upon an election of remedies by Bank under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Bank under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Borrowers. Pursuant to California Civil Code Section 2856(b):


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                    (i) Each Borrower waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the other Borrowers by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

                    (ii) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by real property. This means, among other things: (1) Bank may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers; and (2) if Bank forecloses on any real property collateral pledged by the other Borrowers: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Bank may collect from such Borrower even if Bank, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from the other Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                (e) If any of the Obligations at any time are secured by a mortgage or deed of trust upon real property, Bank may elect, in its sole discretion, upon a default with respect to the Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement and the Loan Documents, without diminishing or affecting the liability of any Borrower hereunder except to the extent the Obligations are repaid with the proceeds of such foreclosure. Each Borrower understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Bank nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against the other Borrowers or other guarantors or sureties, and (b) absent the waiver given by such Borrower, such an election would prevent Bank from enforcing this Agreement and the Loan Documents to which Borrowers are a party against such Borrower. Understanding the foregoing, and understanding that such Borrower is hereby relinquishing a defense to the enforceability of this Agreement and the Loan Documents to which Borrowers are a party, such Borrower hereby waives any right to assert against Bank any defense to the enforcement of this Agreement and the Loan Documents to which Borrowers are a party, whether denominated "estoppel" or otherwise, based on or arising from an election by Bank nonjudicially to foreclose any such mortgage or deed of trust. Each Borrower understands that the effect of the foregoing waiver may be that each Borrower may have liability hereunder for amounts with respect to which such Borrower may be left without rights of subrogation, reimbursement, contribution, or indemnity against the other Borrower or other guarantors or sureties. Each Borrower also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of such Borrower's liability under this Agreement and the Loan Documents to which Borrowers are a party.


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                (f) Each Borrower hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (ii) any right to proceed against the other Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.

                (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820,
2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL
PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, AND 3605, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

            11.6 Settlement or Releases.

Each Borrower consents and agrees that without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, Bank may, by action or inaction:

                (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement and the Loan Documents, or any part thereof, with respect to the other Borrowers or any Guarantor;

                (b) release the other Borrowers or any Guarantor or grant other indulgences to the other Borrowers or any Guarantor in respect thereof; or

                (c) release or substitute any Guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

            11.7 No Election.

Bank shall have the right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by Bank to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Bank's right to proceed in any other form of action or proceeding or against other parties unless Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Bank under this Agreement and the Loan Documents shall serve to diminish the liability of any Borrower under this Agreement and the Loan Documents to which Borrowers are a party except to the extent


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that Bank finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

            11.8 Indefeasible Payment.

The Obligations shall not be considered indefeasibly paid unless and until all payments to Bank are no longer subject to any right on the part of any Person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed pursuant to the Bankruptcy Code, or otherwise) of any Borrower's Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Obligations, Bank shall have no obligation whatsoever to transfer or assign its interest in this Agreement and the Loan Documents to any Borrower. In the event that, for any reason, any portion of such payments to Bank is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and any Borrower shall be liable for the full amount Bank is required to repay plus any and all costs and expenses (including attorneys' fees and attorneys' fees incurred in proceedings brought under the Bankruptcy Code) paid by Bank in connection therewith.

            11.9 Single Loan Account.

At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of the Loans and Borrowings, Bank have agreed, in lieu of maintaining separate loan accounts on Bank's books in the name of each of the Borrowers, that Bank may maintain a single loan account under the name of all of both Borrowers (the "Loan Account"). All Loans shall be made jointly and severally to Borrowers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan Account shall be credited with all repayments of Obligations received by Bank, on behalf of Borrowers, from either Borrower pursuant to the terms of this Agreement.

            11.10 Apportionment of Proceeds of Loans.

Each Borrower expressly agrees and acknowledges that Bank shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of Borrowers of (a) the Loans or any Borrowings, or (b) any of the expenses and other items charged to the Loan Account pursuant to this Agreement. The Loans and all such Borrowings and such expenses and other item shall be made for the collective, joint, and several account of Borrowers and shall be charged to the Loan Account.

            11.11 Bank Held Harmless.

Each Borrower agrees and acknowledges that the administration of this Agreement on a combined basis, as set forth herein, is being done as an accommodation to Borrowers and at their request, and that Bank shall incur no liability to Borrowers as a result thereof. To induce Bank to do so, and in consideration thereof, each Borrower hereby agrees to indemnify and hold Bank harmless from and


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against any and all liability, expense, loss, damage, claim of damage, or injury, made against Bank by Borrowers or by any other person or entity, arising from or incurred by reason of such administration of the Agreement.

            11.12 Borrowers' Integrated Operations.

Each Borrower represents and warrants to Bank that the collective administration of the Loans is being undertaken by Bank pursuant to this Agreement because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

                                      * * *

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    DECKERS OUTDOOR CORPORATION


                                    By  /s/ Scott Ash
                                        ----------------------------------------
                                        M. Scott Ash, Chief Financial Officer

                                    Address for notices:

                                    Deckers Outdoor Corporation
                                    495-A South Fairview Avenue
                                    Goleta, California  93117
                                    Attn:  Chief Financial Officer
                                    Telephone:  (805) 967-7611, Ext. 185
                                    Facsimile:  (805) 967-7862


                                    UGG HOLDINGS, INC.


                                    By  /s/ Scott Ash
                                        ----------------------------------------
                                        M. Scott Ash, Chief Financial Officer

                                    Address for notices:

                                    UGG HOLDINGS, INC.
                                    495-A South Fairview Avenue
                                    Goleta, California  93117
                                    Attn:  Chief Financial Officer
                                    Telephone:  (805) 967-7611, Ext. 185
                                    Facsimile:  (805) 967-7862


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                                    COMERICA BANK -- CALIFORNIA


                                    By  /s/ Jason Brown
                                        ----------------------------------------
                                        Jason D. Brown, Vice President

                                    Address for notices and Lending Office:

                                    Comerica Bank -- California
                                    15303 Ventura Boulevard
                                    Sherman Oaks, California  91403
                                    Attn:  Jason D. Brown
                                    Telephone:  (818) 379-2926
                                    Facsimile:  (818) 379-2902


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